CNL Strategic Capital, LLC S-1/A

Exhibit 3.2

CNL STRATEGIC CAPITAL, LLC a Delaware Limited Liability Company
THIRD Amended and restated LIMITED LIABILITY COMPANY OPERATING AGREEMENT

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THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY OPERATING AGREEMENT (this “Agreement”) of CNL STRATEGIC CAPITAL, LLC (the “Company”) is made and entered into as of February 28, 2018 (the “Effective Date”) by CNL STRATEGIC CAPITAL MANAGEMENT, LLC, a Delaware limited liability company (“CSCM”), and Levine Leichtman Strategic Capital, LLC (“LLSC”), together (the “Members”), and any other Persons who are or hereafter become Members in the Company (as defined below) or parties hereto as provided herein. Capitalized terms used in this Agreement without definition shall have the respective meanings specified in Section 2.2 and, unless otherwise specified, article and section references used herein refer to Articles and Sections of this Agreement.

WHEREAS, the Company was formed on August 9, 2016, pursuant to, and in accordance with, the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.), as amended from time to time (the “Act”) by the filing of a Certificate of Formation of the Company with the Secretary of State of the State of Delaware;

WHEREAS, CSCM (the “Initial Member”) entered into the limited liability company operating agreement of the Company, dated October 14, 2016 (the “Original Agreement”); and

WHEREAS, the CSCM and LLSC entered into the amended and restated limited liability company operating agreement of the Company, dated June 30, 2017 (the “A&R LLC Agreement”);

WHEREAS, the CSCM and LLSC entered into the second amended and restated limited liability company operating agreement of the Company, dated December 18, 2017 (the “Second A&R LLC Agreement”); and

WHEREAS, the Members wish to amend and restate the Second A&R LLC Agreement in its entirety by entering into this Third Amended and Restated Limited Liability Company Agreement (the “Third A&R LLC Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

ORGANIZATION

The Company has been organized as a Delaware limited liability company by filing its Certificate with the Secretary of State of the State of Delaware on August 9, 2016, pursuant to and in accordance with the Act.

ARTICLE II

NAME AND CERTAIN DEFINITIONS

Section 2.1 Name. The name of the Company is “CNL Strategic Capital, LLC”. The Board of Directors of the Company (the “Board of Directors”) may determine that the Company may use any other designation or name for the Company.

Section 2.2 Certain Definitions. As used in this Agreement, the terms set forth below shall have the following respective meanings:

“Account” means the account set up by the Manager for each Member to record the issuance of shares of each such Member.

“Accounting Period” shall mean the following periods: the initial accounting period which shall commence upon the commencement of operations of the Company. Each subsequent Accounting Period shall commence immediately after the close of the preceding Accounting Period. Each Accounting Period hereunder shall close on the earliest of (i) the last Business Day of a month, (ii) the effective date of dissolution of the Company, and (iii) such other day or days in addition thereto or in substitution therefore as may from time to time be determined by the Board of Directors in its discretion either in any particular case or generally.

“Acquisition Expenses” means expenses, including but not limited to legal fees and expenses, travel and communication expenses, costs of appraisals, non-refundable option payments on assets not acquired, accounting fees and expenses, and miscellaneous expenses relating to the purchase or acquisition of assets, whether or not acquired.

“Acquisition Fee” means the total of all fees and commissions paid by any party to any party other than the Company, in connection with the initial purchase or acquisition of assets by the Company. Included in the computation of such fees or commissions shall be any commission, selection fee, supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

“Act” means the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et. seq., as the same may be amended from time to time. All references herein to sections of the Act shall include any corresponding provisions of succeeding law.

“Adjusted Capital Account” means, with respect to any Member for any taxable year or other period, the balance, if any, in such Member’s Capital Account as of the end of such year or other period, after giving effect to the following adjustments:

(a)       Credit to such Capital Account any amounts that such Member is obligated to restore pursuant to Treasury Regulations Section 1.704-1(b)(2)(ii)(c) or is deemed obligated to restore as described in the penultimate sentence of Treasury Regulations Section 1.704-2(g)(1) and Treasury Regulations Section 1.704-2(i)(5); and

(b)       Debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5), and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) to the extent relevant thereto and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member for any taxable year or other period, the deficit Adjusted Capital Account balance, if any, of such Member as of the end of such year or other period.

“Administrator” means the official or agency administering the securities laws of a state, province, or commonwealth.

An “Affiliate” means, with respect to any specified Person, any of the following: (A) any Person directly or indirectly owning, controlling, or holding, with power to vote, 10% or more of the outstanding voting securities of such specified Person, (B) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with the power to vote, by such specified Person, (C) any Person directly or indirectly controlling, controlled by, or under common control with such specified Person, (D) any executive officer, director, trustee or general partner of such specified Person, or (E) any legal entity for which such specified Person acts as an executive officer, director, trustee or general partner.

“Affiliated Person” means the Sponsor, a Manager, a Director or any Affiliate of the foregoing.

“Agreement” is defined in the preamble.

“ASC Topic 946” is defined in Section 12.7.

“Assessment” means additional amounts of capital which may be mandatorily required of, or paid voluntarily by, a Member beyond his or her subscription commitment excluding deferred payments.

“Assignee” means any Person to whom any Shares have been Assigned, in whole or in part, in a manner permitted by Section 10.2 of this Agreement.

“Assignment” means, with respect to any Shares, the offer, sale, assignment, transfer, gift or other disposition of such Share, whether voluntarily or by operation of law, except that in the case of a bona fide pledge or other hypothecation, no Assignment shall be deemed to have occurred unless and until the secured party has exercised his right of foreclosure with respect thereto; and the terms “Assign” and “Assigning” have a correlative meaning.

“Assignor” means any Person holding Shares for the purpose of transferring some or all of those Shares to another Person or Persons pursuant to an assignment agreement.

“Associate” has the meaning ascribed to such term in Rule 12b-2 of the rules promulgated under the Exchange Act.

“Benefit Plan Investor” means a Member who is subject to ERISA or to the prohibited transaction provisions of Section 4975 of the Code.

“Board of Directors” is defined in Section 2.1.

“Book Value” means, with respect to any property contributed by a Member to the Company, the gross fair market value as reasonably determined by the Board of Directors, and with respect to any other Company property, the Company’s adjusted basis for federal income tax purposes, in each case as adjusted from time to time to reflect the adjustments required or permitted by Treasury Regulations Section 1.704-l(b)(2)(iv)(d)-(g).

“Business Combination” means:

(a)       any merger or consolidation of the Company or any Subsidiary thereof with (A) an Interested Member, or (B) any other Person (whether or not itself an Interested Member) that is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Member; or

(b)       any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with, or proposed by or on behalf of, an Interested Member or an Affiliate or Associate of an Interested Member of any property or assets of the Company or any Subsidiary thereof having a net asset value equal to 10% or more of the net asset value of the Company’s outstanding Shares as of the date of the consummation of the transaction giving rise to the Business Combination; or

(c)       the issuance or transfer by the Company or any Subsidiary thereof (in one transaction or a series of transactions) of any securities of the Company or any Subsidiary thereof to, or proposed by or on behalf of, an Interested Member or an Affiliate or Associate of an Interested Member in exchange for cash, securities or other property (or a combination thereof) having a net asset value equal to 10% or more of the net asset value of the Company’s outstanding Shares as of the date of the consummation of the transaction giving rise to the Business Combination; or

(d)       any spin-off or split-up of any kind of the Company or any Subsidiary thereof, proposed by or on behalf of an Interested Member or any of its Affiliates or Associates; or

(e)       any reclassification of the Shares or securities of a Subsidiary of the Company (including any reverse split of Shares or such securities) or recapitalization of the Company or such Subsidiary, or any merger or consolidation of the Company or such Subsidiary with any other Subsidiary thereof, or any other transaction (whether or not with or into or otherwise involving an Interested Member), that has the effect, directly or indirectly, of increasing the proportionate share of (A) outstanding Shares or such securities or securities of such Subsidiary which are beneficially owned by an Interested Member or any of its Affiliates or Associates or (B) any securities of the Company or such Subsidiary that are convertible into or exchangeable for Shares or such securities of such Subsidiary, that are directly or indirectly owned by an Interested Member or any of its Affiliates or Associates; or

(f)       any agreement, contract or other arrangement providing for any one or more of the actions specified in clauses (a) through (e) above;

provided, however, that a transaction is not a Business Combination if the transaction resulting in the holder of Shares becoming an Interested Member is approved by the Board of Directors prior to the time such Person became an Interested Member.

“Business Day” shall mean any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in New York City are authorized or required by law, regulation or executive order to close.

“Capital Account” is defined in Section 8.2.

“Capital Contributions” means the total investment including the initial Book Value of any property contributed by a Member, including the original investment and amounts reinvested pursuant to the Reinvestment Plan, if any, by a Member or by all Members, as the case may be. Unless otherwise specified, Capital Contributions shall be deemed to be included in principal amounts to be received on account of deferred payments.

“Cash Available for Distribution” means Cash Flow plus cash funds available for distribution from the Company reserves less amounts set aside for restoration or creation of reserves.

“Cash Flow” means Company cash funds provided from operations, without deduction for depreciation, but after deducting cash funds used to pay all other expenses, debt payments, capital improvements and replacements. Cash withdrawn from reserves shall not be included in Cash Flow.

“Certificate” means the Certificate of Formation of the Company and any and all amendments thereto and restatements thereof filed on behalf of the Company with the office of the Secretary of State of the State of Delaware pursuant to the Act.

“CFG XVI, Inc.” means CFG XVI, Inc. a Florida corporation which is the sole owner of CSCM.

“Class” means any of Class A Shares, Class I Shares, Class T Shares, Class D Shares, Class FA Shares or any other class of Shares that the Board of Directors may authorize from time to time pursuant to this Agreement.

“Class A Net Asset Value Per Share” means the net asset value of the Company allocable to Class A Shares, determined as described in the Company’s Offering Memorandum or as may be modified in any subsequent Prospectus of the Company, divided by the number of outstanding Class A Shares.

“Class A Shares” is defined in Section 7.1.

“Class D Conversion Rate” is defined in Section 7.4(c).

“Class D Net Asset Value Per Share” means the net asset value of the Company allocable to the Class D Shares, determined as described in the Company’s Prospectus, divided by the number of outstanding Class D Shares.

“Class D Shares” is defined in Section 7.1

“Class FA Conversion Rate” is defined in Section 7.4(d).

“Class FA Net Asset Value Per Share” means the net asset value of the Company allocable to the Class FA Shares, determined as described in the Company’s Offering Memorandum or as may be modified in any subsequent Prospectus of the Company, divided by the number of outstanding Class FA Shares.

“Class FA Shares” is defined in Section 7.1.

“Class I Conversion Rate” is defined in Section 7.4(e).

“Class I Net Asset Value Per Share” means the net asset value of the Company allocable to the Class I Shares (including any reduction for Distribution Fees as described in the Company’s Prospectus), determined as described in the Company’s Prospectus, divided by the number of outstanding Class I Shares.

“Class I Shares” is defined in Section 7.1.

“Class T Conversion Rate” is defined in Section 7.4(b).

“Class T Net Asset Value Per Share” means the net asset value of the Company allocable to the Class T Shares (including any reduction for Distribution Fees as described in the Company’s Prospectus), determined as described in the Company’s Prospectus, divided by the number of outstanding Class T Shares.

“Class T Shares” is defined in Section 7.1.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Commencement of the Initial Public Offering” means the date that the Commission declares effective the registration statement filed under the Securities Act for the Initial Public Offering.

“Commencement of the Private Placement” means the date the Company’s Offering Memorandum is first distributed in connection with the Private Placement.

“Commission” means the Securities and Exchange Commission.

“Common Shares” means any Shares that are not Preferred Shares.

“Company” is defined in the preamble.

“Company Administrator” means the Person or Persons, if any, appointed, employed or contracted by the Company as administrator pursuant to an administrative services agreement, including any Person to whom the Company Administrator subcontracts substantially all of, or material aspects of, such functions pursuant to a sub-administrative services or similar agreement.

“Company Minimum Gain” means “partnership minimum gain” as defined in Treasury Regulations Section 1.704-2(b)(2) and as computed in accordance with Treasury Regulations Section 1.704-2(d).

“Company NAV” means the net fair market value of all of the Company’s assets, including investments in bank accounts, money market funds or other current assets, as determined by the Board of Directors from time to time pursuant to this Agreement.

“Consent” means either (a) consent given by vote at a meeting called and held in accordance with the provisions of Article XII of this Agreement or (b) the written consent without a meeting, as the case may be, of any Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.

“Continuing Director” means (i) any Director of the Company who (A) is neither the Interested Member involved in the Business Combination as to which a determination of Continuing Directors is provided hereunder, nor an Affiliate, Associate, employee, agent or nominee of such Interested Member, or a relative of any of the foregoing, and (B) was a member of the Board of Directors prior to the time that such Interested Member became an Interested Member, or (ii) any successor of a Continuing Director described in clause (i) above who is recommended or elected to succeed a Continuing Director by the affirmative vote of a majority of Continuing Directors then on the Board of Directors.

“Controlling Person” means all Persons, whatever their titles, who perform functions for CFG XVI, Inc. similar to those of the chairman or a member of the board of directors of such specified entity, executive officers of such specified entity, or any Person who holds more than 10% of CFG XVI, Inc.’s equity securities or who has the power to control such specified entity, whether through the ownership of voting securities, by contract or otherwise.

“CSCM” is defined in the preamble.

“CSCM Nominee” is defined in Section 5.3.

“CSCM non - Independent Director” is defined in Section 5.2.

“Effective Date” is defined in the preamble.

“DGCL” means Delaware General Corporation Law.

“Director” is any duly appointed member of the Board of Directors.

“Dissolution Event” is defined in Section 19.3(a).

“Distribution Fee” is defined in Section 7.1(b)

“Distributions” means any distributions of money or other property by the Company to owners of Shares, including distributions of Cash Available for Distribution, distributions of cash from capital events and distributions that may constitute a return of capital for federal income tax purposes.

“Economic Interest” means a Person’s right to share in the income, gains, losses, deductions, credits, or similar items of the Company, and to receive Distributions from the Company, but excluding any other rights of a Member, including the right to vote or to participate in management, or, except as may be provided in the Act, any right to information concerning the business and affairs of the Company.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto.

“Expense Support Agreement” means the expense support agreement entered into between the Company and the Managers as of the date hereof.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Front End Fees” means fees and expenses paid by any party for any services rendered to organize the Company and to acquire assets for the Company, including Organization and Offering Expenses (in connection with either the Private Placement and/or an Initial Public Offering), Acquisition Fees, Acquisition Expenses, and any other similar fees, however designated by the Sponsor.

“Gross Proceeds” means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, any discount (including any special sale or volume discounts), any marketing support and due diligence expense reimbursement, fees paid to the Placement Agreement or Managing Dealer, as applicable, or other Organization and Offering Expenses.

“Incentive Fee” means the incentive fee paid to the Managers pursuant to the terms of the Management Agreements.

“Indemnitee” is defined in Section 16.2(f).

“Independent Director” means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the Managers or the Sponsor by virtue of (i) ownership of an interest in the Managers or the Sponsor or any of their Affiliates, other than any compensation received for being a director of the Company or of up to two (2) other funds described in subsection (iii) below, (ii) employment by the Managers or the Sponsor or their Affiliates, (iii) service as an officer, director or manager of the Sponsor, the Managers or any of their Affiliates, other than as a director for the Company and up to two (2) other funds organized by the Sponsor or advised by the Managers with securities registered under the federal securities laws, (iv) performance of services, other than as a director, for the Company, or (v) maintenance of a material business or professional relationship with the Managers, the Sponsor or any of their Affiliates. An indirect association with the Managers or Sponsor shall include circumstances in which a Director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Managers or Sponsor or any of their Affiliates or the Company. A business or professional relationship is considered “material” if the prospective Independent Director received more than five percent (5%) of his annual gross income in the last two (2) years from the Sponsor, the Managers or any Affiliate of the Sponsor or the Managers, or if more than five percent (5%) of his Net Worth, on a fair market value basis, has come from the Sponsor, the Managers or any Affiliate of the Sponsor or the Managers.

“Independent Expert” means a Person with no material current or prior business or personal relationship with the Sponsor who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company, and who is qualified to perform such work.

“Initial Member” is defined in the preamble.

“Initial Closing of the Private Placement” means the initial closing of the Private Placement once the Minimum Offering for the Private Placement has been achieved.

“Initial Public Offering” means the first Offering pursuant to an effective registration statement on Form S-1 filed under the Securities Act (that is a continuous public offering) of Shares which are not listed on a national securities exchange or quoted through a national quotation system through the use of a Prospectus of the Company that is part of such registration statement.

“Interested Member” means any Person (other than the Company or any Subsidiary of the Company, any employee benefit plan maintained by the Company or any Subsidiary thereof or any trustee or fiduciary with respect to any such plan when acting in such capacity) that:

(i)       is, or was at any time within the three-year period immediately prior to the date in question, the Owner of 15% or more of the then outstanding Shares and who did not become the Owner of such amount of Shares pursuant to a transaction that was approved by the affirmative vote of a majority of the Board of Directors; or

(ii)       is an assignee of, or has otherwise succeeded to, any Shares of which an Interested Member was the Owner at any time within the three-year period immediately prior to the date in question, if such assignment or succession occurred in the course of a transaction, or series of transactions, not involving a public offering within the meaning of the Securities Act.

“Investment in Company Assets” means the amount of Capital Contributions actually paid or allocated to the purchase or development of assets acquired by the Company (including working capital reserves allocable thereto, except that working capital reserves in excess of 3% shall not be included) and other cash payments such as interest and taxes, but excluding Front End Fees.

“Joint Ventures” means those joint venture or partnership arrangements in which the Company or any of its subsidiaries is a co-venturer or general partner in an entity established to acquire or hold assets.

“Liquidation” means the liquidation, dissolution, or winding-up of the Company pursuant to Article XIX.

“Listing” means the listing of any class of Shares (unless the context otherwise specifies) on a national securities exchange, or a transaction in which Members receive shares of an entity that is listed on a national securities exchange. Upon such Listing, the Shares shall be deemed Listed.

“LLSC” is defined in the preamble.

“LLSC Non-Independent Director” is defined in Section 5.2.

“Loss” for any period means all items of Company loss, deduction and expense for such period determined according to Section 8.3.

“Majority of the Members” means Members holding more than 50% of the total outstanding Percentage Interests of the Company as of a particular date (or if no date is specified, the first day of the then current calendar month).

“Manager” or “Managers” means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to Article XIII hereof and responsible for directing or performing the day-to-day business affairs and management of the Company, including any Person to whom a Manager subcontracts substantially all of, or material aspects of, certain management functions pursuant to a sub-management agreement.

“Management Agreements” means an agreement between the Company and the Manager named therein and includes any agreements between such Manager and other Managers appointed as a sub-manager.

“Management Fee” means the base management fee paid to the Managers pursuant to the terms of the Management Agreements.

“Managing Dealer” means CNL Securities Corp., an Affiliate of the Manager, or such other Person or entity selected by the Board of Directors to act as the managing dealer for the Offering of the Shares in an Initial Public Offering. CNL Securities Corp. is a member of FINRA.

“Members” means the holders of record of Shares.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to the Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deductions” means “partnership nonrecourse deductions” as defined in Treasury Regulations Section 1.704-2(i)(1) and as computed in accordance with Treasury Regulations Section 1.704-2(i)(2). For any taxable year or other period, the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt equals the excess, if any, of the net increase, if any, in the amount of the Member Nonrecourse Debt Minimum Gain attributable to such Member Nonrecourse Debt over the aggregate amount of any distributions during such year to the Member that bears the economic risk of loss for such Member Nonrecourse Debt to the extent such distributions are from proceeds of such Member Nonrecourse Debt and are allocable to an increase in Member Nonrecourse Debt Minimum Gain, determined according to the provisions of the Treasury Regulations Sections 1.704-2(h) and 1.704(2)(i).

“Membership Interest” means a Member’s rights in one or more Shares at any particular time, including the Member’s Economic Interest in the Company, any right to vote or participate in management of the Company and any right to information concerning the business and affairs of the Company provided by this Agreement or the Act.

“Membership List” means a list, in alphabetical order by name, setting forth the name, address and business or home telephone number of, and number of Shares held by, each Member, which list shall be printed on white paper in a readily readable type size (in no event smaller than 10-point type) and shall be updated at least quarterly to reflect any changes in the information contained therein.

“Minimum Offering for the Initial Public Offering” means the receipt and acceptance by the Board of Directors of subscriptions for Shares aggregating at least $2,000,000 in Gross Proceeds.

“Minimum Offering Expiration Date for the Initial Public Offering” means the one (1) year anniversary of the date of the Company’s Prospectus.

“Minimum Offering for the Private Placement” means the receipt and acceptance by the Board of Directors of subscriptions for Class FA Shares aggregating at least $80,000,000 in Gross Proceeds or such lower amount as the Board of Directors shall determine in its sole discretion.

“Minimum Offering Expiration Date for the Private Placement” means December 31, 2017 or such later date as the Board of Directors may determine in its sole discretion.

“NASAA Omnibus Guidelines” means the NASAA Omnibus Guidelines adopted by the North American Securities Administrators Association, Inc., on March 29, 1992, as amended on May 7, 2007.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles.

“Non-Compliant Tender Offer” is defined in Section 11.21.

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(1).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Offering” means any offering and sale of Shares (whether pursuant to (i) a registration statement filed with the Commission (including, in connection with the Initial Public Offering) or (ii) an offering memorandum in a transaction exempt for registration under the Securities Act) (including, in connection with the Private Placement)), including pursuant to the Reinvestment Plan, if any.

“Offering Memorandum” means the offering memorandum utilized for the purpose of offering and selling Shares in the Private Placement.

“Organization and Offering Expenses” means all expenses incurred by and to be paid from the assets of the Company in connection with and in preparing the Company for (i) the preparation of the Company’s Offering Memorandum and subsequent offer and distribution of Shares in the Private Placement and (ii) preparation of a registration statement, including the Company’s Prospectus, and subsequent public offer and distribution of Shares in an Initial Public Offering; and including, but not limited to in each case total underwriting compensation or private placement fees (including fees of the underwriter’s or placement agent’s attorneys), as applicable, expenses for printing, engraving and mailing, salaries of employees while engaged in sales activities, charges of the escrow holder, registrar, transfer agent, trustees, depositories and experts, reimbursement of bona fide due diligence expenses of broker-dealers and the expenses of qualification and sale of the Shares under federal and state laws, if required, including taxes and fees, accountants’ and attorneys’ fees.

“Original Agreement” is defined in the preamble.

“Owner” has the meaning ascribed to the term beneficial owner in Rule 13d-3 of the Rules and Regulations promulgated under the Exchange Act.

“Participating Broker-Dealers” means those broker-dealers that are members of FINRA, registered investment advisors and other entities exempt from broker-dealer registration, that, in each case, enter into participating broker or other selling agreements with the Managing Dealer or Placement Agent, as applicable, to sell Shares.

“Percentage Interest” means, unless specifically provided otherwise, the percentage ownership interest of any Member determined at any time by dividing a Member’s current Shares by the total outstanding Shares of all Members. If specifically provided otherwise, the determination of a member’s Percentage Interest may be made on a Class-by-Class basis by dividing a Member’s current Shares in a given Class by the total outstanding Shares of all Members in that Class. For the avoidance of doubt, the Percentage Interest referred to in Section 9.2(a)(ii) shall be made on a Class-by-Class basis.

“Person” means any natural person, partnership, corporation, association, trust or other legal entity.

“Placement Agent” means CNL Securities Corp., an Affiliate of the Manager, or such other Person or entity selected by the Board of Directors to act as the placement agent for the Offering of the Shares in this Private Placement. CNL Securities Corp. is a member of FINRA.

“Preferred Shares” has the meaning set forth in Section 7.2 hereof.

“Primary Offering” means, with respect to an Offering, the primary portion of such Offering, excluding any Reinvestment Plan portion of such Offering, if any.

“Private Placement” means the Offering of Class FA Shares and Class A Shares in an offering exempt from the registration requirements through the use of the Offering Memorandum.

“Profit” for any period means all items of Company income and gain for such period determined according to Section 8.3.

“Program” means a limited or general partnership, joint venture, unincorporated association or similar organization other than a corporation formed and operated for the primary purpose of investment in and the operation of or gain from and interest in the assets to be acquired by such entity.

“Prospectus” means the same as that term is defined in Section 2(a)(10) of the Securities Act, including any preliminary prospectus or, in the case of any intrastate or private offering, any document by whatever name known, utilized for the purpose of offering and selling Securities.

“Record Date” means the date established by the Board of Directors for determining (a) the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members or (b) the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Date Request Notice” has the meaning set forth in Section 11.2(b).

“Record Holder” means, with respect to any Shares, the Person in whose name such Shares are registered on the Membership List as of the opening of business on a particular Business Day.

“Registration Statement” means any registration statement for the Shares on a proper form filed with the Commission under the Securities Act which registration statement was declared effective by the Commission.

“Regulatory Allocations” is defined in Section 9.4(f).

“Reinvestment Plan” is defined in Section 7.15.

“Request Record Date” has the meaning set forth in Section 11.2(b).

“Roll-Up Entity” means a partnership, corporation, trust or other entity that would be created or survive after the successful completion of a proposed Roll-Up Transaction.

“Roll-Up Transaction” means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or that are traded through the National Association of Securities Dealers Automated Quotation System for at least 12 months, or (ii) a transaction involving the reorganization to corporate, partnership, trust, or association form of only the Company if, as a consequence of the proposed reorganization, there will be no significant adverse change in the voting rights of the Members, the term of existence of the Company, compensation to the Manager or Sponsor or the investment objectives of the Company.

“Sale” means the sale, exchange, involuntary conversion, foreclosure, condemnation, taking, casualty (other than a casualty followed by refurbishing or replacement), or other disposition of any of the Company’s assets.

“Securities” means Shares, stock, units, membership interests or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, stock or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Selling Commissions” means any and all commissions payable to underwriters, managing dealers, placement agents, or other Participating Broker-Dealers, as applicable, in connection with the sale of Shares, including commissions payable to the Managing Dealer or the Placement Agent, as applicable.

“Share Designation” is defined in Section 7.3.

“Share Repurchase Program” means, a program, if any, adopted by the Board of Directors pursuant to which the Company may conduct Share repurchases.

“Shares” is defined in Section 7.1. Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

“Special Meeting Percentage” has the meaning set forth in Section 11.2(b).

“Special Meeting Request” has the meaning set forth in Section 11.2(b).

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Sponsor does not include any Person whose only relation to the Company is that of an independent manager of a portion of the Company’s assets and whose only compensation is as such, nor does it include wholly independent third parties, including attorneys, sub-managers, accountants and underwriters whose only compensation is for professional services rendered in connection with the offering of Shares. A Person may also be deemed a Sponsor of the Company (as to be determined by the Board of Directors upon both Commencement of the Private Placement and Commencement of the Initial Public Offering) by:

(a)       taking the initiative, directly or indirectly, in founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

(b)       receiving a material participation in the Company in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

(c)       having a substantial number of relationships and contacts with the Company;

(d)       possessing significant rights to control Company properties;

(e)       receiving fees for providing services to the Company which are paid on a basis that is not customary in the Company’s industry; or

(f)       providing goods or services to the Company on a basis which was not negotiated at arm’s length with the Company.

“Subscription Agreement” means the document that a Person who buys Shares of the Company must execute and deliver with (x) a capital commitment in connection with subscriptions for Class FA Shares in the Private Placement or (y) with full payment for the Shares for Class A Shares in the Private Placement and Shares in the Initial Public Offering; and which, among other provisions, contains the written consent of each Member to the adoption of and/or joinder, as applicable, to this Agreement.

“Subsidiary” means, with respect to any Person, any corporation, company, joint venture, limited liability company, association or other Person in which such Person owns, directly or indirectly, more than 50% of the outstanding equity securities or interests, the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such Person.

“Substitute Member” means any Assignee of Shares who is admitted to the Company as a Member pursuant to Section 10.3 of this Agreement.

“Tax Matters Partner” is defined in Section 9.9(a).

“Total Company-Level Underwriting Compensation” means all underwriting compensation paid or incurred with respect to an Initial Public Offering from all sources, determined pursuant to the rules and guidance of FINRA, including Managing Dealer fees, Selling Commissions, and Distribution Fees, as applicable.

“Total Share-Level Underwriting Compensation” means, with respect to any Common Share sold for the account of the Company through an Initial Public Offering, all Managing Dealer fees, Selling Commissions, Distribution Fees and any other underwriting compensation fees, determined pursuant to the rules and guidance of FINRA, paid to the Managing Dealer or to Participating Broker-Dealers, as applicable, as well as any purchase price discounts from the non-discounted offering price given at the time of purchase.

“Treasury Regulations” means the Treasury Regulations promulgated under the Code.

ARTICLE III

POWERS AND PURPOSE

Section 3.1 Purpose. The purposes and powers of the Company shall be to engage in any lawful business or activity that may be engaged in by a limited liability company formed under the Act, as such businesses or other activities may be determined by the Board of Directors from time to time.

Section 3.2 No State Law Partnership. The Company is a Delaware limited liability company that will be treated as a partnership only for federal income tax purposes, and if applicable, state and local tax purposes, and no Member shall be deemed to be a partner or joint venturer of any other Member, for any purposes other than federal income tax purposes and, if applicable, state and local tax purposes, and this Agreement shall not be construed to suggest otherwise. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 3.3 Authority.

(a)           By executing the Subscription Agreement and subscribing for Shares, each Member hereby agrees to be bound by the terms of this Agreement and any amendments or supplements thereto or cancellations thereof and authorizes and appoints with full power of substitution as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, the Manager and the Company, and each of their authorized officers and attorneys-in-fact, as the case may be, to execute, swear to, acknowledge, deliver, file and record in the appropriate public offices, as may be required or advisable under the laws of the State of Delaware or any other applicable jurisdiction:

(i)          any and all certificates, instruments, agreements or other documents, whether related to this Agreement or otherwise, and any amendment of any thereof (including amendments reflecting the addition of any Person as a Member or any admission or substitution of other Members or the Capital Contribution made by any such Person or by any Member) and any other document, certificate or instrument required to be executed and delivered, at any time, in order to reflect the admission of any Member (including any Substitute Member);

(ii)         any other document, certificate or instrument required to reflect any action of the Members duly taken in the manner provided for in this Agreement, whether or not such Member voted in favor of or otherwise consented to such action;

(iii)        any other document, certificate or instrument that may be required by any regulatory body or other agency or the applicable laws of the United States, any state or any other jurisdiction in which the Company is doing or intends to do business or that the Board of Directors or CSCM deems necessary or advisable;

(iv)       any certificate of dissolution or cancellation of the Certificate that may be reasonably necessary to effect the termination of the Company;

(v)        any instrument or papers required to terminate the business of the Company pursuant to Article XIX hereof; provided, however, that no such attorney-in-fact shall take any action as attorney-in-fact for any Member if such action could in any way increase the liability of such Member beyond the liability expressly set forth in this Agreement or alter the rights of such Member under Article XI, unless (in either case) such Member has given a power of attorney to such attorney-in-fact expressly for such purpose; and

(vi)       all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Board of Directors determines to be necessary or appropriate to (i) make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement or (ii) effectuate the terms or intent of this Agreement; provided, that when required by Article XII or any other provision of this Agreement that establishes a percentage of the Members or of the Members holding any class or series of Shares required to take any action, the Manager and the Company, and each of their authorized officers and attorneys-in-fact, as the case may be, may exercise the power of attorney made in this Section 3.3 only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members holding such class or series of Shares, as applicable.

(b)           Nothing contained in this Section 3.3 shall be construed as authorizing the Manager and the Company, or each of their authorized officers or attorneys-in-fact, as the case may be, to amend, change or modify this Agreement except in accordance with Article XVII or as may be otherwise expressly provided for in this Agreement.

(c)           The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Manager or the Company, and each of their authorized officers or attorneys-in-fact, as the case may be, acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager or the Company, and each of their authorized officers or attorneys-in-fact, as the case may be, taken in good faith under such power of attorney in accordance with this Section 3.3.

(d)           Each Member hereby agrees to execute and deliver to the Board of Directors within five (5) days after receipt of the Board of Directors’ written request therefore, such other and further statements of interest and holdings, designations, and further statements of interest and holdings, designations, powers of attorney and other instruments that the Board of Directors deem necessary to comply with any laws, rules or regulations relating to the Company’s activities.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The address of the registered agent of the Company in the State of Delaware is c/o National Registered Agents, Inc., 160 Greentree Dr., #101, Dover, Delaware 19904. The name of the Company’s registered agent is National Registered Agents, Inc. or any successor registered agent for service of process as shall be appointed by the Board of Directors in accordance with the Act. The Company’s registered agent, National Registered Agents, Inc., is a Delaware corporation. The address of the principal office of the Company is 450 South Orange Avenue, Orlando, Florida 32801. The Company may have such other offices or places of business as the Board of Directors may from time to time determine.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Powers.

(a)           Except as otherwise expressly provided in this Agreement, the Board of Directors shall have complete and exclusive discretion to manage the business and affairs of the Company and is authorized to and shall have all powers and rights necessary, appropriate or advisable to effectuate and carry out the purposes, policies and business of the Company. No Member, by reason of its status as such, shall have any authority to act for or bind the Company but shall have only the right to vote on or approve the actions specified herein to be voted on or approved by the Members or, to the extent not inconsistent with this Agreement, in the Act. At any time that there is only one Member, any and all action provided for herein to be taken or approved by the Members shall be taken or approved by the sole Member.

(b)           The Company shall have such officers as are provided for in Article VI. The Board of Directors may appoint, employ, or otherwise contract with such other persons or entities for the transaction of the business of the Company or the performance of services for or on behalf of the Company as it shall determine in its sole discretion. The Board of Directors may delegate to a Manager, any officer of the Company or the Manager, or to any such other person or entity such authority to act on behalf of the Company as the Board of Directors may from time to time deem appropriate in its sole discretion.

(c)           Except as otherwise provided by the Board of Directors, when the taking of such action has been authorized by the Board of Directors, any Director or officer of the Company or a Manager, or any other person specifically authorized by the Board of Directors, may execute any contract or other agreement or document on behalf of the Company and may execute on behalf of the Company and file with the Secretary of State of the State of Delaware any certificates or filings provided for in the Act.

Section 5.2 Number and Classification.

(a)           Initially, the Board of Directors has two (2) members, both of whom are non- Independent Directors and were appointed as follows:

(i)          CSCM appointed Thomas K. Sittema, an interested director, to serve as Chairman of the Board of Directors (the “CSCM non-Independent Director”) until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity; provided, however, Chairman of the Board of Directors or the Vice-Chairman of the Board of Directors shall always be the CSCM non-Independent Director, and

(ii)         LLSC appointed Arthur E. Levine, an interested director, to serve as Vice-Chairman of the Board of Directors (the “LLSC non-Independent Director”), to serve until his successor shall be elected and shall qualify or until his earlier resignation, removal from office, death or incapacity; provided, however, Chairman of the Board of Directors or the Vice-Chairman of the Board of Directors shall always be the LLSC non-Independent Director.

The total number of Directors shall never be fewer than the minimum number required by the Act and, as of the Effective Date, shall be five (5); except for a period of up to sixty (60) days after the death, removal resignation or incapacitation of a Director pending the appointment or election of such Director’s successor in accordance with the provisions Article V, and provided, further, however, that, as of the Effective Date and subject to this Section 5.2(a) and Section 5.2(d), at all times there shall be one more Independent Director than non-Independent Directors.

(b)           The names and addresses of the Directors who shall serve on the Board of Directors are set forth in the books and records of the Company.

(c)           Subject to Section 5.3, any and all vacancies on the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors in office, even if the remaining Directors do not constitute a quorum and shall serve for the remainder of the full term of the position in which such vacancy occurred and until a successor is duly elected and qualified by the shareholders. Notwithstanding anything herein to the contrary, in the event of a vacancy among the Independent Directors, the remaining Independent Directors shall nominate replacements for such position.

(d)           As of the Effective Date, a majority of the Board of Directors will be Independent Directors except for a period of sixty (60) days after the failure to stand for re-election, death, removal, resignation or incapacitation of an Independent Director.

(e)           The Board of Directors shall be divided into three classes, designated Class I, Class II and Class III, as nearly equal in number as possible, and the term of office of Directors of one class shall expire at each annual meeting of Members, and in all cases as to each Director such term shall extend until his or her successor shall be elected and shall qualify or until his or earlier resignation, removal from office, death or incapacity. Additional directorships resulting from an increase in number of Directors shall be apportioned among the classes as equally as possible. Class I initially shall consist of one Independent Director, Class II initially shall consist of one Independent Director and one non-Independent Director, and Class III initially shall consist of one Independent Director and one non-Independent Director. The initial term of office of Directors of Class I shall expire at the Company’s first annual meeting of the Members following the Initial Closing of the Private Placement, or, if earlier, the Commencement of the Initial Public Offering; the initial term of office of Directors of Class II shall expire at the Company’s second annual meeting of the Members following the Initial Closing of the Private Placement, or, if earlier, the Commencement of the Initial Public Offering; and the initial term of office of Directors of Class III shall expire at the Company’s third annual meeting of the Members following the Initial Closing of the Private Placement, or, if earlier, the Commencement of the Initial Public Offering. Following such initial terms, at each annual meeting of the Members, a number of Directors equal to the number of Directors of the class whose term expires at the time of such meeting (or, if less, the number of Directors properly nominated and qualified for election) shall be elected to hold office until the third succeeding annual meeting of the Members after their election. Each Director may be reelected to an unlimited number of succeeding terms in accordance with these provisions. At each annual election, Directors chosen to succeed those whose terms then expire shall be of the same class as the Directors they succeed, unless by reason of any intervening changes in the authorized number of Directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of Directors among the classes. Notwithstanding the rule that the three classes shall be as nearly equal in number of Directors as possible, in the event of any change in the authorized number of Directors, each Director then continuing to serve as such shall nevertheless continue as a Director of the class of which such Director is a member until the expiration of his or her current term, or his or her prior failure to stand for re-election, death, resignation, removal or incapacitation. If any newly created directorship may, consistently with the rule that the three classes shall be as nearly equal in number of Directors as possible, be allocated to any class, the Board of Directors shall allocate it to that of the available class whose term of office is due to expire at the earliest date following such allocation.

Section 5.3 Non-Independent Director Nominations.

(A) nominations for re-elections, vacancies arising through the failure to stand for re-election, resignation, removal from office, death or incapacity of the CSCM non-Independent Director may be filled by the Board only with a Person nominated by CSCM (the “CSCM Nominee”), and the Director so chosen shall hold office until the next election or until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity; (B) nominations for re-elections, vacancies arising through the failure to stand for re-election, resignation, removal from office, death or incapacity of the LLSC non-Independent Director may be filled by the Board only with a Person nominated by LLSC (the “LLSC Nominee”), and the Director so chosen shall hold office until the next election or until his or her successor shall be elected and shall qualify or until his or her earlier resignation, removal from office, death or incapacity.

Notwithstanding the provisions of this Section 5.3, neither CSCM nor LLSC shall be entitled to designate a Person as a nominee to the Board of Directors if the nominating and corporate governance committee of the Company or such other committee with similar responsibilities reasonably determines in writing (which determination shall set forth the reasonable grounds for such determination) that such Person would not be qualified under any applicable law, rule or regulation to serve as a Director of the Company; provided, that in such event, CSCM or LLSC, as applicable, shall be entitled to designate another Person as the CSCM Nominee or LLSC Nominee, as applicable and the provisions of Section 5.3 shall apply to such alternate Person. Only the nominating and corporate governance committee of the Company or such other committee with similar responsibilities shall have the right to object to any CSCM Nominee or LLSC Nominee.

In the event the Members fail to elect or consent to a CSCM Director or an LLSC Director at a duly called meeting of Members, (i) CSCM and/or LLSC, as applicable, shall designate another Person as the CSCM Nominee or the LLSC Nominee, as applicable, and the provisions of Section 5.3 shall apply to such alternate Person, and (ii) the Company shall promptly appoint the CSCM Nominee or the LLSC Nominee, as applicable, to any such vacancy on the Board of Directors created by the Members failure to elect or consent to such Director. For the avoidance of doubt, in no event shall the Company be required to nominate or appoint a CSCM Nominee or an LLSC Nominee to the Board of Directors of the Company if the Members fail to elect or consent to such nominee, as applicable.

Section 5.4 Committees. The Board of Directors may establish an audit committee and such other committees as they deem appropriate, and may delegate to such committees such powers as the Board of Directors deem appropriate, in their discretion, except as prohibited by the Act; provided that, following the Initial Closing of the Private Placement or, if earlier, the Commencement of the Initial Public Offering, at least a majority of the members of the audit committee are Independent Directors. The responsibilities and duties of the committees shall be set forth in the respective charters for such committees.

Section 5.5 Fiduciary Obligations.

(a)           Following the Initial Closing of the Private Placement or, if earlier, the Commencement of the Initial Public Offering, the Directors serve in a fiduciary capacity to the Company and have a fiduciary duty to the Members, including a specific fiduciary duty to supervise the relationship of the Company with a Manager, a Company Administrator and their Affiliates. Prior to the Initial Closing of the Private Placement or, if earlier, the Commencement of the Initial Public Offering, the responsibilities of the Directors to the Company and its Members shall be as set forth in the Act.

(b)           Notwithstanding anything herein to the contrary, the Company hereby acknowledges that a Manager has the same and equal fiduciary duty to the Company as it does to its other various clients and accounts (the “Advisory Clients”) and that the Directors have the same and equal fiduciary duty to the Company as it does to its other companies for which it serves as a director (the “Other Companies”). In connection therewith, the Company hereby acknowledges that a Manager and its respective affiliated directors, managers, partners, members, officers and employees and other affiliates (“Affiliated Persons”) perform investment advisory services for the Advisory Clients and further acknowledges that a Manager and Affiliated Persons may (i) give advice and take action with respect to any of its other Advisory Clients that may differ from advice given or the timing or nature of action taken with respect to any Advisory Client, so long as it is consistent with the provisions of a Manager’s allocation policy and its obligations under a Management Agreement, and (ii) subject to any exclusivity agreement by and between Managers and its obligations under a Management Agreement, engage in activities that overlap with or compete with those in which the Company and its subsidiaries, directly or indirectly, may engage. The Company, on its own behalf and on behalf of its subsidiaries, hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Other Company or an Advisory Client to the extent such opportunity has been determined in good faith by a Director or Manager, as the case may be, not to be allocated to the Company, all in accordance with the Company’s and a Manager’s allocation policy.

(c)           The Company acknowledges that, subject to the Company’s investment policy and a Manager’s obligations under a Management Agreement, a Manager shall not have any obligation to recommend for purchase or sale any securities or loans which its principals, affiliates or employees may purchase or sell for its or their own accounts or for any other client or account if, in the opinion of a Manager, such transaction or investment appears unsuitable, impractical or undesirable for the Company.

Section 5.6 Resignation or Removal. Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. Any Director, or the entire Board of Directors, may be removed from office at any time, with or without cause, only by the affirmative vote of a majority of the votes entitled to be cast at a meeting called, pursuant to Article XI, for the purpose of the proposed removal (excluding any Shares of any Director being considered for removal) without the necessity for concurrence by the Board of Directors.

Section 5.7 Approval by Independent Directors. A majority of Independent Directors must approve all applicable matters if so specified in this Agreement. In addition, and notwithstanding anything else herein to the contrary, the Independent Directors shall have the sole discretion to interpret any provision herein, if any, which was included at the request of any Administrator or pursuant to Section VIII.D. of the NASAA Omnibus Guidelines.

Section 5.8Certain Determinations by Board of Directors. The determination as to any of the following matters, made in good faith by or pursuant to the direction of the Board of Directors consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and every holder of Shares: the amount of the net income for any period and the amount of assets at any time legally available for the payment of distributions or redemption of Shares, the amount of net assets, annual or other cash flow, funds from operations or net profit; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or any Shares; the number of Shares of any class of the Company; any conflict between the Act and the provisions set forth in the NASAA Omnibus Guidelines; any matter relating to the acquisition, holding and disposition of any assets by the Company; transactions with any Affiliate; payment of fees and expenses to a Manager; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Board of Directors; provided, however, that any determination by the Board of Directors as to any of the preceding matters shall not render invalid or improper any action taken or omitted prior to such determination and no Director shall be liable for making or failing to make such a determination.

Section 5.9 Place of Meetings and Meetings by Telephone. All meetings of the Board of Directors may be held at any place that has been designated from time to time by resolution of the Board of Directors. In the absence of such a designation, regular meetings shall be held at the principal place of business of the Company. Any meeting, regular or special, may be held by conference telephone or similar communication equipment so long as all Directors participating in the meeting can hear one another, and all Directors participating by telephone or similar communication equipment shall be deemed to be present in person at the meeting.

Section 5.10 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and at such places as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

Section 5.11 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called at any time by any Director or by the Chief Executive Officer, the President or the Secretary. Notice of the time and place of a special meeting shall be delivered personally or by telephone to each Director and sent by electronic mail (or similar electronic means) or by nationally recognized overnight courier, charges prepaid, addressed to each Director at that Director’s address as it is shown on the records of the Company. In case the notice is mailed, it shall be deposited in the United States mail at least five (5) Business Days before the time of the holding of the meeting. In case notice is delivered by overnight courier, it shall be given at least two (2) Business Days before the time of the holding of the meeting. In case the notice is delivered personally or by telephone or electronic mail (or similar electronic means), it shall be given at least one (1) Business Day before the time of the holding of the meeting. Any oral notice given personally or by telephone may be communicated either to the Directors or to a person at the office of the Directors who the person giving the notice has reason to believe will promptly communicate it to the Director. The notice need not specify the purpose of the meeting.

Section 5.12 Quorum. At all meetings of the Board of Directors, the presence of all of the Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 5.14. To the extent the Board of Directors has more than two (2) Directors, the presence of two-thirds of the authorized number of Directors shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 5.14. Every act or decision done or made by the affirmative vote of a majority of the Directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board of Directors, except to the extent that the vote of a higher number of Directors is required by this Agreement or applicable law.

Section 5.13 Waiver of Notice. Notice of any meeting need not be given to any Director who either before or after the meeting signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Company or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Director who attends the meeting without protesting before or at its commencement the lack of notice to that Director.

Section 5.14 Adjournment. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time and place. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than 48 hours, in which case notice of the time and place shall be given before the time of the adjourned meeting.

Section 5.15 Action Without a Meeting. Any action to be taken by the Board of Directors at a meeting may be taken without such meeting by the written consent of each Director then in office and entitled to vote on the matter. Any such written consent may be executed and given by electronic mail or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Board of Directors.

Section 5.16 Compensation. Each Independent Director is entitled to receive annually for serving on the Board of Directors or on a committee thereof a retainer or compensation in an amount to be determined by the audit committee of the Board of Directors to be fair and reasonable, and also will be reimbursed for reasonable out-of-pocket expenses incurred with attending meetings of the Board of Directors and committees of the Board of Directors. The Company will not pay compensation to any Director who also serves as an officer or director of a Manager or are employees of an Affiliate. No additional compensation shall be paid to any Director for attending the annual meeting of shareholders. Nothing herein contained shall be construed to preclude any Director from serving the Company in any other capacity and receiving compensation therefor.

ARTICLE VI

OFFICERS

Section 6.1 Officers. The officers of the Company shall be a Chief Executive Officer, a President, a Chief Financial Officer, a General Counsel and a Secretary. The Company may also have, at the discretion of the Board of Directors, such other officers as may be appointed in accordance with the provisions of Section 6.3. Any number of offices may be held by the same person. Each of the officers of the Company may but need not be a Director. The descriptions of the duties and responsibilities of the officers of the Company are set forth in Schedule A, which may be amended from time to time at the discretion of the Board of Directors.

Section 6.2 Election of Officers. The officers of the Company, except such officers as may be appointed in accordance with the provisions of Section 6.3 or Section 6.5, shall be chosen by the Board of Directors, and each shall serve at the pleasure of the Board of Directors.

Section 6.3 Subordinate Officers. The Board of Directors may appoint and may empower the Chief Executive Officer, or any other officer, to appoint such other officers as the business of the Company may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in this Agreement or as the Board of Directors (or, to the extent the power to prescribe authorities and duties of subordinate officers is delegated to him or her, the Chief Executive Officer, or such other officer) may from time to time determine.

Section 6.4 Removal and Resignation of Officers. Any officer may be removed, with or without cause, by the Board of Directors at any regular or special meeting of the Board of Directors or by such officer, if any, upon whom such power of removal may be conferred by the Board of Directors. Any officer may resign at any time by giving written notice to the Company. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in notice of a resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Company under any contract to which the officer is a party.

Section 6.5 Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in this Agreement for regular appointment to that office. The Chief Executive Officer may make temporary appointments to a vacant office pending action by the Board of Directors.

ARTICLE VII

CAPITAL CONTRIBUTIONS; COMMON SHARES; PREFERRED SHARES

Section 7.1 Shares. A Member’s Membership Interest in the Company, including such Member’s right to receive Distributions from the Company, shall be represented by the “Share” or “Shares” held by such Member. Initially, there shall be five Classes of Common Shares: (i) class A Shares (“Class A Shares”), (ii) class T Shares (“Class T Shares”), (iii) class I Shares (“Class I Shares”), (iv) class D Shares (“Class D Shares”), and (v) class FA Shares (“Class FA Shares”), and such Classes shall have the following commissions and fees relating to them:

(a)          With respect to the Private Placement:

(i)       Each Class FA Share issued in the Private Placement shall not be subject to any Selling Commissions or Placement Agent fees; and

(ii)       Each Class A Share issued in the Private Placement shall be subject to a Selling Commission of up to 5.5% per Class A Share and a Placement Agent fee of up to 3.0% per Class A Share.

(b)          With respect to the Initial Public Offering (subject to any changes set forth in a Prospectus of the Company after the date hereof):

(i)       Each Class A Share issued in the Primary Offering shall be subject to a Selling Commission of up to 6.0% per Share and a Managing Dealer fee of up to 2.5% per Share, which underwriting compensation is subject to change in the Company’s Prospectus or subsequent offerings. No Selling Commissions or Managing Dealer fees shall be paid with respect to any Class A Shares issued pursuant to any Reinvestment Plan.

(ii)       Each Class T Share issued in the Primary Offering shall be subject to a Selling Commission of up to 3.0% per Share and a Managing Dealer fee of up to 1.75% per Share, which underwriting compensation is subject to change in the Company’s Prospectus or subsequent offerings. In addition, with respect to Class T Shares, the Company shall pay the Managing Dealer an annual distribution and shareholder servicing fee (“Distribution Fee”) in an annual amount equal to 1.0% of the current net asset value per Class T Share, payable on a monthly basis or as otherwise determined by the Board of Directors. No Selling Commission or Managing Dealer fee shall be paid with respect to any Class T Shares issued pursuant to any Reinvestment Plan.

(iii)       With respect to each Class D Share, the Company shall pay the Managing Dealer a Distribution Fee in an annual amount equal to 0.50% of the of the current net asset value per Class D Share, payable on a monthly basis or as otherwise determined by the Board of Directors.

(iv)        Each Class I Share issued in the Primary Offering shall not be subject to any Selling Commissions or Managing Dealer fees.

Section 7.2 Authorized Common Shares and Preferred Shares. The Company is initially authorized to issue up to 1,000,000,000 Shares, of which 950,000,000 Common Shares are designated as Class A Shares, Class D Shares, Class T Shares, Class I Shares and Class FA Shares, and 50,000,000 are designated as Preferred Shares (“Preferred Shares”). All Shares issued pursuant to, and in accordance with the requirements of, this Article VII shall be validly issued, fully paid and nonassessable Shares in the Company. Except as may be provided otherwise in this Agreement and subject to the express terms of any class or series of Preferred Shares, each holder of Common Shares shall vote together with the holders of all other Common Shares and the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a holder of Common Shares shall be entitled to vote pursuant to applicable law) at all meetings of the Members. If Shares of one class or series are classified or reclassified into Shares of another class or series pursuant to Section 7.3, the number of authorized Shares of the former class or series shall be automatically decreased and the number of Shares of the latter class or series shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes or series that the Company has authority to issue shall not be more than the total number of Shares set forth in the first sentence of this paragraph. The Board of Directors, with the approval of a majority of the entire Board of Directors and without any action by the Members, may amend this Agreement from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Company has authority to issue.

Section 7.3 New Class or Reclassified Shares.

(a)       Prior to the creation of a new class or reclassification of Shares of any class or series, the Board of Directors by resolution shall (a) designate that class or series to distinguish it from all other classes and series of Shares of the Company, (b) specify the number of Shares to be included in the class or series, and (c) set or change, subject to the provisions of Articles X and XI and subject to the express terms of any class or series of Shares of the Company outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series (a “Share Designation”). A Share Designation shall be effective when a duly executed original of the same is delivered to the Secretary of the Company for inclusion among the books and records of the Company, and shall be annexed to, and constitute part of, this Agreement.

(b) New Class or Reclassified Preferred Shares. Notwithstanding the provisions of the foregoing Section 7.3(a), a majority of the Independent Directors who do not have an interest in the transaction must approve any offering of Preferred Shares and have access, at the Company’s expense, to the Company’s legal counsel or independent legal counsel.

Section 7.4 Class Rights and Conversions.

(a)       Rights Upon Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, or any distribution of the assets of the Company, the aggregate assets available for distribution to the holders of Common Shares shall be determined in accordance with applicable law. Immediately before any liquidation, dissolution or winding up of the Company, or any distribution of the assets of the Company pursuant to a plan of liquidation, dissolution or winding up, the Class T Shares will automatically convert to Class A Shares at the Class T Conversion Rate, the Class I Shares will automatically convert to Class A Shares at the Class I Conversion Rate, the Class D Shares will automatically convert to Class A Shares at the Class D Conversion Rate, the Class FA Shares will automatically convert to Class A Shares at the Class FA Conversion Rate, and the aggregate assets of the Company available for distribution, or the proceeds therefrom, shall be distributed to the holders of Class A Shares, in accordance with their Percentage Interests (after accounting for all converted Class T Shares, Class D, Class I Shares and Class FA Shares).

(b)       Conversion of Class T Shares. Each Class T Share held in a Member’s Account shall automatically and without any action on the part of the holder thereof convert into such number of Class A Shares equal to the product of each Class T Share to be converted and a fraction, the numerator of which is the Class T Net Asset Value Per Share and the denominator of which is the Class A Net Asset Value Per Share (the “Class T Conversion Rate”), on the earlier of (a) a Listing of the Class A Shares, (b) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (c) after the termination of the Primary Offering in which the initial Class T Shares in the Account were sold, the end of the month in which Total Company-Level Underwriting Compensation in such Primary Offering is not less than 10% of the Gross Proceeds of that Primary Offering, as calculated by the Company with the assistance of the Managing Dealer; and (d) the end of the month in which the Total Share-Level Underwriting Compensation paid in a Primary Offering with respect to all Class T Shares held by such Member within such Account and purchased in such Primary Offering (including Shares purchased through a Reinvestment Plan or received as stock dividends) is not less than 8.5% of the aggregate total of the non-discounted offering price at the time of purchase of each of such Class T Shares purchased in such Primary Offering.

(c)       Conversion of Class D Shares. Each Class D Share held in a Member’s Account shall automatically and without any action on the part of the holder thereof convert into such number of Class A Shares equal to the product of each Class D Share to be converted and a fraction, the numerator of which is the Class D Net Asset Value Per Share and the denominator of which is the Class A Net Asset Value Per Share (the “Class D Conversion Rate”), on the earlier of (a) a Listing of the Class A Shares, a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets; (c) after the termination of the Primary Offering in which the initial Class D Shares in the Account were sold, the end of the month in which Total Company-Level Underwriting Compensation in such Primary Offering is not less than 10% of the Gross Proceeds of such Primary Offering, as calculated by the Company with the assistance of the Managing Dealer; and (d) the end of the month in which the Total Share-Level Underwriting Compensation paid in a Primary Offering with respect to all Class D Shares held by such stockholder within such Account and purchased in such Primary Offering (including Shares purchased through a Reinvestment Plan or received as stock dividends) is not less than 8.5% of the aggregate total of the non-discounted offering price at the time of purchase of each of such Class D Shares purchased in such Primary Offering.

(d)       Conversion of Class FA Shares. Each Class FA Share held in a Member’s Account shall automatically and without any action on the part of the holder thereof convert into such number of Class A Shares equal to the product of each Class FA Share to be converted and a fraction, the numerator of which is the Class FA Net Asset Value Per Share and the denominator of which is the Class A Net Asset Value Per Share (the “Class FA Conversion Rate”), on the earlier of (a) a Listing of the Class A Shares and (b) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets.

(e)       Conversion of Class I Shares. Each Class I Share held in a Member’s Account shall automatically and without any action on the part of the holder thereof convert into such number of Class A Shares equal to the product of each Class I Share to be converted and a fraction, the numerator of which is the Class I Net Asset Value Per Share and the denominator of which is the Class A Net Asset Value Per Share (the “Class I Conversion Rate”), on the earlier of (a) a Listing of the Class A Shares and (b) a merger or consolidation of the Company with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets.

Section 7.5 Capital Contribution by Initial Members. CSCM shall, as of the date hereof, make or have made an aggregate initial cash Capital Contribution to the Company of $1,000 and has no obligation to make any further Capital Contributions to the Company, except that each of CSCM and LLSC or its respective Affiliates will contribute in exchange for Class A or Class FA Shares an additional $2,500,000, respectively, in aggregate before accepting Capital Contributions from non-affiliated Members in the Private Placement or if earlier, an Initial Public Offering; provided, however, that such Capital Contribution by LLSC may be an in-kind property contribution.

Section 7.6 Additional Capital Contributions. No Member shall be required to make any Capital Contribution in addition to the purchase price paid for such Member’s Shares pursuant to an Offering. No Shares shall be sold on a deferred-payment basis.

Section 7.7 Capital Contributions by New Members. The Directors are authorized and directed to raise capital for the Company as may be provided in each of the Company’s Offering Memorandum and the Company’s Prospectus by offering and selling Shares to Members as follows:

(a)          In connection with the Company’s Private Placement (and except as may otherwise be provided in the Company’s Offering Memorandum):

(i)        Each Class FA Share shall initially be issued for a purchase price of $25.00, subject to certain possible discounts until such time as the Board of Directors adjusts such purchase price; and

(ii)       Each Class A Share shall initially be issued for a purchase price of $27.32, subject to certain possible discounts until such time as the Board of Directors adjusts such purchase price.

(iii)       Except as set forth below the initial minimum purchase of Shares in the Private Placement shall be $50,000 in Class FA Shares or $25,000 in Class A Shares, as applicable, (or such (x) greater minimum number as may be required under applicable state or federal laws or (y) lesser amount as CSCM may permit in its sole discretion) per Member (including subscriptions from entities which such Member is the sole beneficial owner) and any additional purchases of Shares shall be $500 (or such greater minimum number as may be required under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the sole beneficial owner). The minimum offering requirement for Class FA Shares is $80,000,000.

(b)           In connection with the Initial Public Offering:

(i)       Each Class A Share, Class T Share, Class D and Class I Share shall initially be issued at the prices set forth in the Company’s Prospectus, subject to certain possible discounts until such time as the Board of Directors adjusts such purchase price.

(ii)       Except as set forth below or in any Prospectus of the Company, the initial minimum purchase of Shares in the Initial Public Offering shall be $5,000 (or such (x) greater minimum number as may be required under applicable state or federal laws or (y) lesser amount as CSCM may permit in its sole discretion) per Member (including subscriptions from entities of which such Member is the sole beneficial owner) and any additional purchases of Shares shall be $500 (or such greater minimum number as may be required under applicable state or federal laws) per Member (including subscriptions from entities of which such Member is the sole beneficial owner). Notwithstanding the foregoing, the provisions set forth above relating to the minimum number of Shares which may be purchased shall not apply to purchases of Shares pursuant to the Reinvestment Plan.

(c)       The Board of Directors may accept subscriptions for fractional Shares.

(d)       The Board of Directors may refuse to accept subscriptions for Shares and contributions tendered therewith for any reason whatsoever.

(e)       Each Share sold to a subscriber shall be fully paid and nonassessable.

(f)       The Board of Directors are further authorized to cause the Company to issue additional Shares of any class or series to Members pursuant to the terms of this Agreement, including pursuant to any plan of merger, plan of exchange or plan of conversion adopted by the Company.

Section 7.8 Public Offerings. Except as otherwise provided in this Agreement, the Board of Directors shall have sole and complete discretion in determining the terms and conditions of the offer and sale of Shares and are hereby authorized and directed to do all things which the Board of Directors deems to be necessary, convenient, appropriate and advisable in connection therewith, including the preparation of the Company’s Offering Memorandum, the preparation and filing of a Registration Statement with the Commission and the securities commissioners (or similar agencies or officers) of such jurisdictions as the Board of Directors shall determine, and the execution or performance of agreements with selling agents and others concerning the marketing of the Shares, all on such basis and upon such terms as the Board of Directors shall determine.

Section 7.9 Minimum Capitalization.

(a)       The Private Placement will terminate if the Company has not received and accepted subscriptions for the Minimum Offering for the Private Placement on or before the Minimum Offering Expiration Date for the Private Placement.

(b)       The Initial Public Offering will terminate if the Company has not received and accepted subscriptions for the Minimum Offering for the Initial Public Offering on or before the Minimum Offering Expiration Date for the Initial Public Offering.

Section 7.10 Escrow Account.

(a)       Subscriptions for Class FA Shares in the Private Placement will made through a capital commitment payable upon the Initial Closing for the Private Placement. Each subscriber for Class FA Shares will irrevocably commit to purchase its committed amount of Class FA Shares in the Initial Closing of the Private Placement. Such subscribers will be required to fund a purchase of the Class FA Shares up to the amount of their respective capital commitments upon delivery of a notice in connection with the Initial Closing of the Private Placement. Such capital call notice shall specify: (i) the amount of the capital call, (ii) the portion of the capital call amount to be paid by such subscriber, which will include the subscription amount and the number of Class FA Shares to be purchased by such subscriber, (iii) the date on which the capital call amount is due and (iv) the payee and the address to which to send the subscription proceeds. The Company will use its best efforts to deliver the capital call notice to each accepted subscriber at least ten (10) Business Days prior to the capital call date.

(b)       Once an Initial Closing for the Private Placement occurs, subscriptions for the Class A shares, if any, shall be held in an escrow Account separate and apart from all other funds of the Company which account shall be invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date for the Private Placement, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date for the Private Placement without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the Board of Directors. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection.

(c)       In connection with an Initial Public Offering, until subscriptions for the Minimum Offering for the Initial Public Offering are received and accepted by the Board of Directors, or until the Minimum Offering Expiration Date for the Initial Public Offering, whichever first occurs, all subscription proceeds shall be held in an escrow account separate and apart from all other funds of the Company which account shall be invested in obligations of, or obligations guaranteed by, the United States government, or bank money-market accounts or certificates of deposit of national or state banks that have deposits insured by the Federal Deposit Insurance Corporation (including certificates of deposit of any bank acting as a depository or custodian for any such funds), which mature on or before the Minimum Offering Expiration Date for the Initial Public Offering, unless such instrument cannot be readily sold or otherwise disposed of for cash by the Minimum Offering Expiration Date for the Initial Public Offering without any dissipation of the subscription proceeds invested, all in the discretion of such escrow agent or agents appointed by the Board of Directors. All moneys tendered by Persons whose subscriptions are rejected shall be returned, without interest, to such Persons promptly after such rejection. If subscriptions for the Minimum Offering for the Initial Public Offering are not received and accepted before the Minimum Offering Expiration Date for the Initial Public Offering, those subscriptions and funds in escrow on such date shall be returned to the subscribers, together with any interest earned thereon.

(d)       Notwithstanding the above, the escrow agreement shall be modified to reflect any particular requirements of federal law or any state in which the Shares are offered. The Company is authorized to enter into one or more escrow agreements on behalf of the Company in such form as is satisfactory to the Board of Directors reflecting the requirements of this Section 7.10 and containing such additional terms as are not inconsistent with this Section 7.10. Upon approval of subscriptions for Class A Shares in the Private Placement or satisfying the Minimum Offering for the Initial Public Offering requirement, as applicable, funds shall be released from escrow to the Company within approximately thirty (30) days and investors with subscription funds held in the escrow shall be admitted as Members as soon as practicable, but in no event later than ten (10) days after such release.

Section 7.11 Admission of Members.

(a)       No action or consent by any Members shall be required for the admission of Members to the Company.

(b)       Private Placement Subscriptions. Subscriptions in connection with the Private Placement (i) for Class FA Shares will be accepted or rejected before the Initial Closing of the Private Placement and (ii) for Class A Shares subscriptions will be accepted or rejected within thirty (30) days of receipt of each completed Subscription Agreement by the Company and, if rejected, all funds held in escrow shall be returned to such subscribers and without deduction for any expenses within ten (10) Business Days from the date the subscription is rejected. Prior to satisfying the Minimum Offering requirement for the Private Placement, funds of subscribers for Class A Shares pursuant to the Offering shall be held in the escrow account described in Section 7.10 above. Such funds shall not be released from escrow, and no subscribers for Shares shall be admitted to the Company unless and until the receipt and acceptance by the Company. Any subscriber of Class A Shares shall be admitted as a Member no later than the last day of the calendar month following the date his or her subscription was accepted by the Company.

(c)       Initial Public Offering Subscriptions. In connection with the Initial Public Offering subscriptions will be accepted or rejected within thirty (30) days of receipt of each completed Subscription Agreement by the Company and, if rejected, all funds shall be returned to such subscribers and without deduction for any expenses within ten (10) Business Days from the date the subscription is rejected. Prior to satisfying the Minimum Offering requirement for the Initial Public Offering, funds of subscribers for Shares pursuant to the Offering shall be held in the escrow account described in Section 7.10 above. Such funds shall not be released from escrow, and no subscribers for Shares shall be admitted to the Company unless and until the receipt and acceptance by the Company of the Minimum Offering for the Initial Public Offering. Any subscriber shall be admitted as a Member no later than the last day of the calendar month following the date his or her subscription was accepted by the Company.

(d)       No Person who subscribes for Shares in the Offering shall be admitted as a Member who has not executed and delivered to the Company the Subscription Agreement specified in the Company’s Offering Memorandum or Prospectus, as applicable, together with such other documents and instruments as the Board of Directors may deem necessary or desirable to effect such admission. Subscription Agreements may be executed by Members via electronic means permitted under the requirements of the Uniform Electronic Transaction Act or equivalent similar state law or amendment regarding use of electronic signatures and the requirements of the Electronic Signatures in Global and National Commerce Act, as applicable.

(e)       If any Person is admitted to the Company on any day other than the last day of a calendar month, then Profits, Losses, each item thereof and all other items of income, gain, loss, deduction and credit for the calendar month in which an admission of any new Limited Partner occurs shall be allocated among all the Partners including such new Limited Partner, in accordance with the principles described in Section 10.8 hereof. All distributions of with respect to which the Record Date is before the date of such admission shall be made solely to Members other than the new Member, and all distributions thereafter shall be made to all the Members including such new Member.

Section 7.12 [Reserved]

Section 7.13 Suitability Standards.

(a)       The Company’s Offering Memorandum will set forth any applicable suitability standards in connection with the Private Placement

(b)       Following the Commencement of the Initial Public Offering, the following provisions shall apply with respect to the purchase of Common Shares in a public offering:

(c)       Subject to suitability standards established by individual states or any higher standards established by the Board of Directors to become a Member as disclosed in the Company’s Prospectus, each prospective Member shall represent to the Company, among other requirements as the Company may require from time to time:

(i)       that such individual (or, in the case of sales to a fiduciary account, that the fiduciary account, the beneficiary or the donor or grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary) has a minimum annual gross income of $70,000 and a Net Worth (excluding home, home furnishings and automobiles) of not less than $70,000; or

(ii)       that such individual (or, in the case of sales to a fiduciary account, that the fiduciary account, the beneficiary or the donor or the grantor who directly or indirectly supplies the funds to purchase the Shares if the donor or grantor is the fiduciary) has a Net Worth (excluding home, home furnishings and automobiles) of not less than $250,000.

(d)       The Company and each Person selling Shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Shares is a suitable and appropriate investment for each Member. In making this determination, the Sponsor or each Person selling Shares on behalf of the Company shall ascertain that the prospective Member:

(i)       meets the minimum income and Net Worth standards established for the Company;

(ii)       can reasonably benefit from the Company based on the prospective Member’s overall investment objectives and portfolio structure;

(iii)       is able to bear the economic risk of the investment based on the prospective Member’s overall financial situation; and

(iv)       has apparent understanding of: (1) the fundamental risks of the investment; (2) the risk that the Member may lose the entire investment; (3) the lack of liquidity of the Shares; (4) the restrictions on transferability of the Shares; (5) the background and qualifications of the Sponsor or the Persons responsible for directing and managing the Company; and (6) the tax consequences of the investment. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall make this determination on the basis of information or representations it has obtained from a prospective Member. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, Net Worth, financial situation, and other investments of the prospective Member, as well as any other pertinent factors. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for a Member. The Sponsor or each Person selling Shares on behalf of the Sponsor or the Company shall maintain these records or copies of representations made for at least 6 years.

(e)       Subject to certain individual state requirements or higher standards established by the Board of Directors from time to time, no Member will be permitted to make an initial investment in the Company in a public offering by purchasing a number of Shares valued at less than $5,000.

Section 7.14 Repurchase of Shares. The Board of Directors may establish, from time to time, a Share Repurchase Program; provided, however, that such repurchase does not impair the capital or operations of the Company. The Sponsor, the Manager, the Directors or any Affiliate thereof may not receive any fees on the repurchase of Shares by the Company. The Company may, but shall not be obligated to, provide for redemption rights under the following circumstances: (a) death or legal incapacity of the Member, or (b) a substantial reduction in the Member’s Net Worth or income provided that all of the following are met: (i) the Company has sufficient cash to make the purchase; (ii) the purchase will not be in violation of applicable legal requirements; and (iii) not more than 2.5% of the aggregate net asset value per calendar quarter (nor more than 10% of the aggregate net asset value per calendar year) of the Company’s outstanding Shares are transferred, as determined in accordance with the methodology specified in Treasury Regulations Section 1.7704-1(k). A penalty may be assessed on the redemption of Shares if the penalty accrues to the benefit of the Company. Such Share Repurchase Program may be amended, suspended or terminated at any time in the discretion of the Board of Directors.

Section 7.15 Distribution Reinvestment Plans. The Board of Directors may establish, from time to time, a distribution reinvestment plan or plans (a “Reinvestment Plan”) which may be amended, suspended or terminated at any time in the discretion of the Board of Directors. Following the Commencement of the Initial Public Offering, if the Reinvestment Plan allows Members to reinvest in additional Shares in the Company, the following conditions shall be met: (i) the offering of the Company in which the Members reinvest is registered or exempted under applicable state securities laws; (ii) no Selling Commissions, Placement Agent fees or Managing Dealer fees shall be deducted directly or indirectly from the reinvested funds by the Sponsor; (iii) the Members are free to elect or revoke reinvestment within a reasonable time and such right is fully disclosed in the offering documents; and (iv) the Members shall have received a Prospectus of the Company prior to initial enrollment. Following the Commencement of the Initial Public Offering, if the Reinvestment Plan allows Members to invest in a Program other than the Company, the following conditions shall be met: (i) the offering of the Program in which the Members reinvest is registered or exempted under applicable state securities laws; (ii) no Selling Commissions or fees shall be deducted directly or indirectly from the reinvested funds by the Sponsor; (iii) the Program in which the Members reinvest has substantially identical investment objectives as the Company; (iv) the Members are free to elect or revoke reinvestment within a reasonable time and such right is fully disclosed in the offering documents; (v) the Members shall have received a Prospectus of the Company, which is current as of the date of each such reinvestment; and (vi) a broker-dealer or the issuer assumes responsibility for blue sky compliance and performance of due diligence responsibilities and has contacted the Members to ascertain whether the Members continue to meet the applicable states’ suitability standard for participation in each reinvestment. Members participating in a Reinvestment Plan will be treated for U.S. federal income tax purposes as receiving all cash distributions reinvested in Shares pursuant to the Reinvestment Plan.

Section 7.16 Assessments. Mandatory Assessments of any kind shall be prohibited.

ARTICLE VIII

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 8.1 Company Capital. No Member shall be paid interest on any Capital Contribution to the Company or on such Member’s Capital Account, and no Member shall have any right (i) to demand the return of such Member’s Capital Contribution or any other distribution from the Company (whether upon resignation, withdrawal or otherwise), except upon dissolution of the Company pursuant to Section 19.3 hereof, (ii) to cause a partition of the Company’s assets, or (iii) to own or use any particular or individual assets of the Company.

Section 8.2 Establishment and Determination of Capital Accounts. A capital account (“Capital Account”) shall be established for each Member. The Capital Account of the Member shall consist of such Member’s initial Capital Contribution and shall be (i) increased by (a) any additional Capital Contributions (net, in the case of a contribution of property, of liabilities secured by such contributed property that the Company assumes or takes subject to) made by such Member pursuant to the terms of this Agreement, (b) the amount of any Company liabilities that are assumed by such Member, and (c) such Member’s share of Profits allocated to such Member pursuant to Section 9.3, (ii) decreased by (a) such Member’s share of Losses allocated to such Member pursuant to Section 9.3 and (b) any Distributions (other than deemed distributions pursuant to Section 9.2(a)(ii)) to such Member (net, in the case of a distribution of property, of liabilities assumed by such Member and liabilities to which such property is subject) distributed to such Member and (iii) adjusted as otherwise required by the Code and Treasury Regulations, including the rules of Treasury Regulations Section 1.704-1(b)(2)(iv). Any references in this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be increased or decreased from time to time as set forth above.

Section 8.3 Computation of Amounts. For purposes of computing the amount of any item of income, gain, loss, deduction or expense to be reflected in Capital Accounts, the determination, recognition and classification of each such item shall be the same as its determination, recognition and classification for federal income tax purposes; provided that:

(a)       any income that is exempt from federal income tax shall be added to such taxable income or losses;

(b)       any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), shall be subtracted from such taxable income or losses;

(c)       if the Book Value of any Company property is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(e) (in connection with a distribution of such property) or Treasury Regulations Section 1.704-1(b)(2)(iv)(f) (in connection with a revaluation of Capital Accounts), then the amount of such adjustment shall be taken into account as gain or loss from the disposition of such property;

(d)       if property that is reflected on the books of the Company has a Book Value that differs from the adjusted tax basis of such property, then depreciation, amortization and gain or loss with respect to such property shall be determined by reference to such Book Value; and

(e)       the computation of all items of income, gain, loss, deduction and expense shall be made without regard to any election pursuant to Section 754 of the Code that may be made by the Company, unless the adjustment to basis of Company property pursuant to such election is reflected in Capital Accounts pursuant to Treasury Regulations Section 1.704-l(b)(2)(iv)(m).

Section 8.4 Negative Capital Accounts. No Member shall be required to pay to the Company or any other Member any deficit or negative balance which may exist from time to time in such Member’s Capital Account.

Section 8.5 Adjustments to Book Value. The Company shall adjust the Book Value of its assets to fair market value in accordance with Treasury Regulations Section l.704-l(b)(2)(iv)(f) as of the following times: (a) at the Board of Directors’ discretion, in connection with the issuance of Membership Interests in the Company and the computation of Company NAV; (b) at the Board of Directors’ discretion, in connection with the Distribution by the Company to a Member of more than a de minimis amount of Company assets, including cash, if as a result of such Distribution, such Member’s interest in the Company is reduced (including a redemption); and (c) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1 (b)(2)(ii)(g). Any such increase or decrease in Book Value of an asset made pursuant to Section 8.5(a) or (b) shall, as a matter of administrative convenience, occur on a monthly basis to take into consideration the contributions by and distributions to Members over the course of a given month. Furthermore, any such increase or decrease in Book Value of an asset shall be allocated as a Profit or Loss to the Capital Accounts of the Members under Section 9.3 (determined immediately prior to the issuance of the new Membership Interests or the distribution of assets in an ownership reduction transaction).

Section 8.6 Compliance With Treasury Regulations Section 1.704-1(b). The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board of Directors determines that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Member), are computed in order to comply with such regulation, the Board of Directors may make such modification; provided that it is not likely to have a material effect on the amount distributable to any Member pursuant to Section 9.2 on the dissolution of the Company. The Board of Directors also shall (a) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g), and (b) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Treasury Regulations Section 1.704-1(b).

Section 8.7            Transfer of Capital Accounts. The original Capital Account established for each substituted Member shall be in the same amount as the Capital Account of the Member (or portion thereof) to which such substituted Member succeeds, at the time such substituted Member is admitted to the Company. The Capital Account of any Member whose interest in the Company shall be increased or decreased by means of the transfer of Membership Interests to or from such Member shall be appropriately adjusted to reflect such transfer. Any reference in this Agreement to a Capital Contribution of or Distribution to a Member that has succeeded any other Member shall include any Capital Contributions or Distributions previously made by or to the former Member on account of the Membership Interests of such former Member transferred to such Member.

ARTICLE IX

DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES

Section 9.1 Generally. Subject to the provisions of Section 18-607 of the Act, the Board of Directors shall have sole discretion regarding the amounts and timing of distributions to Members, in each case subject to the retention of, or payment to third parties of, such funds or reserves as it deems necessary with respect to anticipated business needs of the Company which shall include (but not by way of limitation) the payment or the making of provision for the payment when due of Company obligations, including the payment of any management or administrative fees and expenses or any other obligations.

Section 9.2 Distributions.

(a)          From time to time and not less than monthly, the Board of Directors shall review the Company’s accounts to determine whether the Company has available cash which is not necessary to retain and can be distributed to its Members. The Board of Directors shall cause the Company to set aside adequate reserves for normal replacements and contingencies (but not for the payment of fees payable to the Manager). The Company shall make Distributions to the Members pursuant to this Section 9.2(a) as follows:

(i)          First, subject to the rights of any holders of Preferred Shares specified in any Share Designation, distributions shall be allocated among the Class A Shares, the Class T Shares, the Class I Shares, the Class D and the Class FA Shares (as well as any subsequently authorized Class) pro rata in proportion to the outstanding shares of each Class, if any;

(ii)          Second, the Distributions allocable to any given Class pursuant to Section 9.2(a)(i) shall be distributed among the respective holders of Shares of such Class pro rata based on their Percentage Interests of such Class (with (x) the amount of the Distribution Fee payable by the Company with respect to Class T Shares being deducted from the Distributions available to Class T Shares pursuant to Section 9.2(a)(i) and reserved by the Company for payment or paid by the Company to the Managing Dealer which amounts shall be deemed distributed to such holders of Class T Shares, (y) the amount of the Distribution Fee payable by the Company with respect to Class D Shares being deducted from the Distributions available to Class D Shares pursuant to Section 9.2(a)(i) and reserved by the Company for payment or paid by the Company to the Managing Dealer which amounts shall be deemed distributed to such holders of Class D Shares and (z) the amount of the Management Fee and Incentive Fee payable by the Company with respect to each Class of Shares being deducted from the Distributions available to each such Class of Shares pursuant to Section 9.2(a)(i) and reserved by the Company for payment or paid by the Company to the Manager).

(b)          Following the Commencement of the Initial Public Offering, the Company will make no Distributions of in-kind property except for Distributions of readily marketable securities, distributions of beneficial interests in a liquidating trust established for the dissolution of the Company or Distributions in connection with the liquidation of the assets in accordance with the terms of this Agreement unless: (i) the Board of Directors advises each Member of the risks associated with direct ownership of the property, (ii) the Board of Directors offers each Member the election of receiving in-kind property Distributions, and (iii) the Company distributes in-kind property only to those Members who accept such offer by the Board of Directors. A Member, regardless of the nature of the Member’s Capital Contribution, has no right to demand and receive any distribution from the Company in any form other than money.

Section 9.3 Allocation of Profit and Loss.

(a)          For each Accounting Period of the Company, (i) after adjusting each Member’s Capital Account for all special allocations pursuant to Section 9.3(b) and Section 9.4 and (ii) subject to the rights of any holders of Preferred Shares specified in any Share Designation, all Profits and Losses (other than Profits and Losses (or items thereof) specially allocated pursuant to Section 9.3(b) or Section 9.4) shall be allocated to the Members’ Capital Accounts pro rata in accordance with their Percentage Interests. Notwithstanding the foregoing, the Board of Directors may make such allocations as it deems necessary to give economic effect to Section 9.2 and Section 19.3(c)(v), taking into account facts and circumstances as the Board of Directors deems reasonably necessary for this purpose, including the timing and amounts of distributions pursuant to Section 9.2, if any.

(b)          Distribution Fees, Management Fees and Incentive Fees shall be allocated to the Classes of Shares in accordance with how such fees are attributable to particular Classes of Shares as determined by the Board of Directors.

Section 9.4 Special Allocations. Notwithstanding the provisions of Section 9.3:

(a)          Nonrecourse Deductions shall be allocated to the Members, pro rata in proportion to the value of their respective interests in the Company, as determined by the Board of Directors. If there is a net decrease in Company Minimum Gain during any taxable year, each Member shall be specially allocated items of taxable income or gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g) (subject to the exceptions thereunder). The items to be so allocated shall be determined in accordance with Treasury Regulations Section 1.704-2(f)(6). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)          Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any taxable year, each Member that has a share of each Member Nonrecourse Debt Minimum Gain shall be specially allocated items of taxable income or gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain (subject to the exceptions thereunder). Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This paragraph is intended to comply with the minimum gain chargeback requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)          If any Member unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulations Section 1.704-l(b)(2)(ii)(d)(4), (5) or (6), items of taxable income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit (determined according to Treasury Regulations Section 1.704-1(b)(2)(ii)(d)) created by such adjustments, allocations or distributions as quickly as possible. This paragraph is intended to comply with the qualified income offset requirements in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(d)          No allocation of Loss shall be made pursuant to Section 9.3 to the extent that it causes or increases a deficit balance in any Member’s Adjusted Capital Account. To the extent any allocation of Loss would cause the Adjusted Capital Account balance of any of the Members to have a deficit balance, such Loss shall be allocated to the Members with positive balances in their Adjusted Capital Accounts in proportion with such relative positive Adjusted Capital Account balances.

(e)          The allocations set forth in paragraphs (a), (b), (c) and (d) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704.

(f)          To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Treasury Regulations.

Each Member hereby agrees to provide the Company with all information necessary to give effect to an election made under Section 754 of the Code if the Board of Directors determines to make such an election; provided, that the cost associated with such an election shall be borne by the Company as a whole. With respect to such election:

(i)          Any change in the amount of the depreciation deducted by the Company and any change in the gain or loss of the Company, for federal income tax purposes, resulting from an adjustment pursuant to Section 743(b) of the Code shall be allocated entirely to the transferee of the Shares so transferred. Neither the Capital Contribution obligations of, nor the Membership Interest of, nor the amount of any cash distributions to, the Members shall be affected as a result of such election, and except as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m), the making of such election shall have no effect except for federal and (if applicable) state and local income tax purposes.

(ii)          Solely for federal and, if applicable, state and local income tax purposes and not for the purpose of maintaining the Members’ Capital Accounts (except as provided in Treasury Regulations Section 1.704-1(b)(2)(iv)(m)), the Company shall keep a written record for those assets, the bases of which are adjusted as a result of such election, and the amount at which such assets are carried on such record shall be debited (in the case of an increase in basis) or credited (in the case of a decrease in basis) by the amount of such basis adjustment. Any change in the amount of the depreciation deducted by the Company and any change in the gain or loss of the Company, for federal and (if applicable) state and local income tax purposes, attributable to the basis adjustment made as a result of such election shall be debited or credited, as the case may be, on such record.

(g)          Notwithstanding any other provisions of this Section 9.4 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Profits and Losses among Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items and the Regulatory Allocations (including Regulatory Allocations that, although not yet made, are expected to be made in the future) to each Member shall be equal to the net amount that would have been allocated to each Member if the Regulatory Allocations had not occurred.

Section 9.5 Amounts Withheld. All amounts withheld pursuant to Section 9.11 from any distribution to a Member or otherwise withheld or paid with respect to a Member by the Company or withheld from any payment to the Company shall be treated as amounts distributed to such Member pursuant to Section 9.2 for all purposes under this Agreement. Notwithstanding the preceding sentence, if any amount required to be withheld or paid with respect to a Member is not associated with a distribution to or by the Company or there are insufficient distributable amounts to pay the withholding taxes with respect to such Member, the Board of Directors is authorized in its sole discretion to treat such amount (or balance, as applicable) as a loan, which loan shall bear interest at a rate reasonably determined by the Board of Directors if not repaid within ten (10) days of notice from the Company. Each Member agrees to indemnify and hold harmless the Company from and against any liability with respect to its allocable share of any taxes withheld pursuant to Section 9.11.

Section 9.6 Tax Allocations: Code Section 704(c).

(a)          The income, gains, losses, deductions and expenses of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses, deductions and expenses among the Members for computing their Capital Accounts, except that if any such allocation is not permitted by the Code or other applicable law, the Company’s subsequent income, gains, losses, deductions and expenses shall be allocated among the Members so as to reflect as nearly as possible the allocations set forth herein in computing their Capital Accounts.

(b)          In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, deduction and expense with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value at the time of contribution using any reasonable method (including the “Traditional Method”) provided for in the Treasury Regulations as selected by the Board of Directors in its sole discretion.

(c)          If the Book Value of any Company asset is adjusted pursuant to Section 8.5, subsequent allocations of items of taxable income, gain, loss, deduction and expense with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c). Any elections or other decisions relating to such allocations shall be made by the Board of Directors in any manner that reasonably reflects the purpose and intent of this Agreement. Allocations pursuant to this Section 9.6 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Profits, Losses, other items or Distributions pursuant to any provisions of this Agreement.

(d)          Notwithstanding the foregoing provisions of this Agreement, the Board of Directors in its sole discretion shall make such allocations as may be needed to ensure that allocations are in accordance with the interests of the Members, within the meaning of the Code and Treasury Regulations. The Board of Directors shall determine all matters concerning allocations for tax purposes not expressly provided for herein in its sole discretion. Notwithstanding anything to the contrary contained in this Agreement, the proper administration of the Company and for preservation of uniformity of Shares within a particular class or series (i.e., Class A Shares, Class T Shares, Class I Shares, Class D Shares and Class FA Shares), the Board of Directors may (i) amend the provisions of this Agreement as appropriate (1) to reflect the proposal or promulgation of Treasury Regulations under Section 704(b) or Section 704(c) of the Code or (2) otherwise to preserve or achieve uniformity of Shares within each respective class or series, and (ii) adopt and employ or modify such conventions and methods the Board of Directors determines in its sole discretion to be appropriate for (1) the determination of each item of income, gain, loss or deduction of the Company and the allocation of such items among Members and between transferors and transferees under this Agreement pursuant to the Code and Treasury Regulations promulgated thereunder, including without limitation adopting a monthly or weekly convention, (2) the determination of the identities and tax classifications of Members, (3) the valuation of the Company’s assets and the determination of tax basis, (4) the allocation of asset values and tax basis, (5) the adoption and maintenance of accounting methods, and (6) taking into account differences between the Book Values of the assets of the Company and adjusted tax basis pursuant to Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.

Section 9.7 Preparation of Tax Returns. The Board of Directors shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable effort to furnish the tax information reasonably required by Members for federal and state income tax reporting purposes pursuant to Section 12.3.

Section 9.8 Tax Elections. Except as otherwise provided herein, the Board of Directors shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The Board of Directors shall have the right to seek to revoke any such election upon the Board of Directors’ determination in its sole and absolute discretion that such revocation is in the best interests of the Members.

Section 9.9 Tax Matters.

(a)          CSCM is designated the “tax matters partner” as defined in Section 6231(a)(7) of the Code with respect to operations conducted by the Company pursuant to this Agreement for taxable years of the Company beginning before January 1, 2018 and the “partnership representative” as defined in Section 6223 of the Code for taxable years of the Company beginning after December 31, 2017 (the tax matters partner and the partnership representative are collectively referred to herein as the “Tax Matters Partner”). The Tax Matters Partner is authorized and required to represent the Company (at the expense of the Company) in connection with all examinations of the affairs of the Company by any U.S. federal, state or local tax authorities, including any resulting administrative and judicial proceedings, and to expend funds of the Company for professional services and costs associated therewith. The Tax Matters Partner shall furnish the Members and any former Members that were members in the Company during the reviewed taxable year with status reports regarding any negotiation between the Internal Revenue Service (or any relevant state or local taxing authority) and the Company. As the Tax Matters Partner, CSCM may cause the Company to make all elections required or permitted to be made by the Company under the Code or any state or local tax law, including the election under Section 6226 of the Code applicable to taxable years of the Company beginning after December 31, 2017. In exercising its responsibilities as Tax Matters Partner, CSCM shall have final decision making authority with respect to all federal, state, local, and foreign tax matters involving the Company, but may in its discretion seek the approval of Members and former Members that were members in the Company during the reviewed taxable year to contest a partnership adjustment in respect of a taxable year of the Company beginning after December 31, 2017. Any expenses incurred by the Tax Matters Partner in carrying out its responsibilities and duties under this Agreement shall be allocated to and charged to the Company as an expense of the Company for which the Tax Matters Partner shall be reimbursed.

(b)          Each Member shall give prompt notice to the Tax Matters Partner of any and all notices it receives from the Internal Revenue Service or any relevant state or local taxing authority concerning the Company and its federal, state or local income tax return. The Members shall, upon request by the Tax Matters Partner, notify the Tax Matters Partner of their treatment of any Company item on their federal income tax return, if applicable, which is or may be inconsistent with the treatment of that item on the Company’s return. Any Member who enters into a settlement agreement with the Internal Revenue Service with respect to Company items shall notify the Tax Matters Partner of such settlement agreement and its terms within thirty (30) days after the date of such settlement.

(c)          The Tax Matters Partner shall use its commercially reasonable efforts to minimize the financial burden of any partnership adjustment to each Member and former Member that held Shares during the reviewed taxable year, through the application of the procedures established pursuant to Section 6225(c) of the Code, or through an election and the furnishing of statements pursuant to Section 6226 of the Code, in each case as applicable to taxable years beginning after December 31, 2017.

(d)          Each Member and former Member agrees to indemnify and hold harmless the Company from and against any liability for any “imputed underpayment” as defined in Section 6225 of the Code (including any interest and penalties) (and any similar provision of state or local law) imposed on the Company and attributable to such Member’s allocable share of any adjustment to an item of income, gain, loss, deduction or credit, in any taxable year of the Company in which such Member or former Member was a member, as determined by the Board of Directors in its discretion.  Each Member agrees to reimburse the Tax Matters Partner and the Company for the costs of the Tax Matters Partner and the Company in contesting the partnership adjustment, and to advance any deposit required to contest such partnership adjustment, in accordance with the interests of the Members and former Members in the Company during the reviewed taxable year, as determined by the Board of Directors in its discretion.

(e)          The obligations of this Section 9.9 shall survive the transfer or assignment of Shares, the withdrawal of any Member, and the termination of the Company and this Agreement.

Section 9.10 Tax Classification. The Company shall be classified for U.S. federal income tax purposes as a partnership and not as an association or a publicly traded partnership taxable as a corporation.

Section 9.11 Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Board of Directors determines, in its sole and absolute discretion, that the Company is required to withhold or pay with respect to any amount distributable to such Member pursuant to this Agreement, including any taxes required to be withheld or paid by the Company pursuant to sections 1441, 1442, 1445, 1446, 1471 or 1472 of the Code.

Section 9.12 FATCA Information. Each Member agrees to timely provide to the Company such information (and, in the case of any non-natural Member, such Member will seek to obtain from its owners, beneficiaries, or account holders, and to provide to the Company, such information) and to take such actions as may be necessary (in the reasonable discretion of the Company) (i) for the purpose of obtaining any exemption, reduction or refund of any withholding or other taxes imposed by any taxing authority or other governmental agency (including amounts required to be withheld by the Company or any of its subsidiaries under Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code), and (ii) to comply with Company’s obligation under any automatic exchange of information law, common reporting standards requirements, or other similar law. The Members acknowledge and agree that the Company is authorized to disclose such information to any governmental authority as the Company determines it is sole discretion as is necessary to comply with such laws.

ARTICLE X

RESTRICTION ON TRANSFER AND OWNERSHIP OF SHARES

Section 10.1 Withdrawal of a Member. A Member may withdraw from the Company only by Assigning his or her Shares in accordance with this Article X or having all of his or her Shares redeemed or repurchased in accordance with a Share Repurchase Program, if any. The withdrawal of a Member shall not dissolve or terminate the Company. In the event of the withdrawal of any such Member because of death, legal incompetence, dissolution or other termination, the estate, legal representative or successor of such Member shall be deemed to be the Assignee of the Shares of such Member and may become a Substitute Member upon compliance with the provisions of Section 10.3.

Section 10.2 Assignment.

(a)          Subject to the provisions of Sections 10.2(b), 10.2(c) and 10.3 of this Agreement, any Member may Assign all or any portion of the Shares owned by such Member to any Person (the “Assignee”); provided, that:

(i)          such Member and such Assignee shall each execute a written Assignment instrument, which shall:

(A)          set forth the terms of such Assignment;

(B)          evidence the acceptance by the Assignee of all of the terms and provisions of this Agreement;

(C)          include a representation by both such Member and such Assignee that such Assignment was made in accordance with all applicable laws and regulations (including such minimum investment and investor suitability requirements as may then be applicable under state securities laws); and

(D)          otherwise be satisfactory in form to the Board of Directors.

(b)          Notwithstanding the foregoing, unless the Board of Directors shall specifically consent, which consent shall not be unreasonably withheld, no Shares may be Assigned:

(i)          to a minor or incompetent (unless a guardian, custodian or conservator has been appointed to handle the affairs of such Person);

(ii)         to any Person if, in the opinion of counsel, such Assignment would result in the termination of the Company for federal income tax purposes; provided, however, that the Company may permit such Assignment to become effective if and when, in the opinion of counsel, such Assignment would no longer result in the termination of the Company for federal income tax purposes;

(iii)        at all times prior to a Listing, to any Person if the Company determines that such transfer or Assignment would result in the Company being classified as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code;

(iv)        to any Person if such Assignment would affect the Company’s existence or qualification as a limited liability company under the Act or the applicable laws of any other jurisdiction in which the Company is then conducting business;

(v)         to any Person not permitted to be an Assignee under applicable law, including applicable federal and state securities laws;

(vi)        if such Assignment would result in the transfer of less than the minimum required Share purchase as described in the Company’s Prospectus, unless such Assignment is of all of the Shares owned by such Member;

(vii)       if such Assignment would result in the retention by such Member of less than the minimum required Share purchase as described in the Company’s Prospectus;

(viii)      if, in the reasonable belief of the Board of Directors, such Assignment might violate applicable law; or

(ix)         if the Assignment would cause the Shares to be owned by non-United States citizens.

Any attempt to make any Assignment of Shares in violation of this Section 10.2(b) shall be null and void ab initio.

(c)          Assignments made in accordance with this Section 10.2 shall be considered consummated on the last day of the month upon which all of the conditions of this Section 10.2 shall have been satisfied and effective for record purposes and for purposes of Article IX as of the first day of the month following the date upon which all of the conditions of this Section 10.2 shall have been satisfied. Distributions to the Assignee shall commence the month following effectiveness of the Assignment. The Company will not charge the Assigning Member for Assignments except for necessary and reasonable costs actually incurred by the Company.

(d)          All Assignors shall have the same rights as if they were Members except as prohibited by applicable law. The assignment agreement and Prospectus of the Company shall provide that the Assignor’s management, if applicable, shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Assignees, whether or not in the Assignor management’s possession or control, and that the management of the Assignor shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Assignees. In addition, the agreement shall not permit the Assignees to contract away the fiduciary duty owed to the Assignees by the Assignor’s management under the common law of agency.

Section 10.3 Substitution.

(a)          An Assignee shall be admitted to the Company as a Substitute Member only if:

(i)          the Board of Directors has reasonably determined that all conditions specified in Section 10.2 have been satisfied and that no adverse effect to the Company does or may result from such admission; and

(ii)         such Assignee shall have executed a transfer agreement and such other forms as the Board of Directors reasonably may require to determine compliance with this Section 10.3, and shall be deemed to have authorized and appointed with full power of substitution as its, his or her true and lawful agent and attorney-in-fact, with full power and authority in its, his or her name, place and stead, the Manager and the Company, and each of their authorized officers and attorneys-in-fact, as the case may be, to take such actions as set forth in Section 3.3.

(b)          An Assignee who does not become a Substitute Member in accordance with this Section 10.3 and who desires to make a further Assignment of his or her Shares shall be subject to all the provisions of Sections 10.2, 10.3 and 10.4 to the same extent and in the same manner as a Member desiring to make an Assignment of Shares. Failure or refusal of the Board of Directors to admit an Assignee as a Substitute Member shall in no way affect the right of such Assignee to receive distributions of cash and the share of the Profits or Losses for tax purposes to which his or her predecessor in interest would have been entitled in accordance with Section 8.

Section 10.4 Status of an Assigning Member. Any Member that shall Assign all of his or her Shares to an Assignee who becomes a Substitute Member shall cease to be a Member and shall no longer have any of the rights or privileges of a Member.

Section 10.5 Further Restrictions on Transfers. Notwithstanding any provision to the contrary contained herein, the following restrictions shall also apply to any and all proposed sales, assignments and transfer of Membership Interests or Economic Interests, and any proposed sale, assignment or transfer in violation of same shall be void ab initio.

(a)          No Member shall make any transfer or assignment of all or any part of his Membership Interest or Economic Interest if said transfer or assignment, when considered with all other transfers during the same applicable 12 month period, would, in the opinion of the Board of Directors, result in the termination of the Company’s status as a partnership for federal or state income tax purposes.

(b)          Following the Commencement of the Initial Public Offering, until the Common Shares are Listed, no Member shall make any transfer or assignment of all or any of his Membership Interest or Economic Interest unless the transferee (i) would have been qualified to purchase Shares in the Offering and (ii) acquires or holds at least 200 Shares.

(c)          Each Member that is a legal entity (other than a Benefit Plan Investor) acknowledges that its management shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of any assignee to all or a portion of its interest as a Member, and that the management of each Member that is a legal entity (other than a Benefit Plan Investor) shall not employ, or permit another to employ such funds or assets that are attributable to any assignee of all or a portion of such Member’s interest as a Member in any manner except for the exclusive benefit of the assignee. Each Member, other than a Benefit Plan Investor, agrees that it will not contract away the foregoing fiduciary duty.

(d)          The provisions of this Article X are in all respects subject to the additional restrictions on the transfer and ownership of Shares provided in Article XI of this Agreement.

Section 10.6 Elimination or Modification of Restrictions. Notwithstanding any of the foregoing provisions of this Article X, the Board of Directors shall amend this Agreement to eliminate or modify any restriction on substitution or assignment at such time as the restriction is no longer necessary or advisable.

Section 10.7 Records. The Membership List shall be updated to reflect Assignees’ admission as Members no less than once each calendar quarter.

Section 10.8 Monthly Allocation Convention. If any Shares are transferred in compliance with the provisions of this Article X, or is redeemed by the Company pursuant to Section 7.14 hereof, on any day other than the last day of a calendar month, then Profits, Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Shares for such month shall be allocated to the transferor Member. All distributions attributable to such Shares with respect to which the Record Date is before the date of such transfer, assignment or redemption shall be made to the transferor Member, and, in the case of a transfer other than a redemption, all distributions thereafter attributable to such Shares shall be made to the transferee Member.

ARTICLE XI

MEMBERS, MEETINGS AND VOTING RIGHTS OF THE MEMBERS

Section 11.1 Annual Meetings of Members. An annual meeting of the Members for the election of Directors and the transaction of any business within the powers of the Company shall be held on a date and at the time set by the Board of Directors.

Section 11.2 Special Meetings of Members.

(a)          General. The Chairman of the Board of Directors, the Vice-Chairman of the Board of Directors, the President, the Chief Executive Officer or the Board of Directors may call a special meeting of the Members.

(b)          Member Requested Special Meetings.

(i)          Any Record Holder seeking to have Members request a special meeting of Members shall, by sending written notice to the Secretary of the Company (the “Record Date Request Notice”) by registered mail, return receipt requested, request that the Board of Directors fix a record date to determine the Members entitled to request a special meeting of Members (the “Request Record Date”). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be presented to Members for their consideration, shall be signed by one or more Record Holders as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such Member (or such agent) and shall set forth all information relating to each such Member that must be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten (10) days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten (10) days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the 10th day after the first date on which the Record Date Request Notice is received by the Secretary.

(ii)          A special meeting of Members to act on any matter that the Members are entitled to vote on pursuant to this Agreement shall be called by the Secretary of the Company upon the written request delivered to the Secretary of the Company of Record Holders (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than 10% (the “Special Meeting Percentage”) of all of the votes entitled to be cast at such meeting (the “Special Meeting Request”) at the time and place convenient for such Members. In addition, in order for the Secretary of the Company to be required to call a special meeting of Members, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be presented to the Members for their consideration (which shall be limited to those matters specified in Section 11.22(a)), (b) bear the date of signature of each such Member (or such agent) signing the Special Meeting Request, (c) set forth the name and address, as they appear in the Company’s books, of each Member signing such request (or on whose behalf the Special Meeting Request is signed), the class, series and number of all Shares of the Company which are owned by each such Member, and the nominee holder for, and number of, Shares owned by such Member beneficially but not of record, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within sixty (60) days after the Request Record Date. Any requesting Member (or agent duly authorized in a writing accompanying the revocation or Special Meeting Request) may revoke his, her or its request for a special meeting of Members at any time by written revocation delivered to the Secretary.

(iii)         The Secretary shall inform the requesting Member of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Company’s proxy materials). The Secretary shall not be required to call a special meeting of Members upon Member request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 11.2(b), the Secretary on behalf of the Company receives payment of such reasonably estimated cost prior to the preparation and mailing of any notice of the meeting.

(iv)         If Members representing the requisite Shares present to the Board of Directors a written request stating the purpose of the meeting, the Board of Directors shall fix a date for such meeting and shall, within ten (10) days after receipt of such request, provide written notice in accordance with Section 11.4 below to all of the Members of the date of such meeting and the purpose for which it has been called. With respect to a meeting duly requested by Members, such meeting shall be held at a date not less than 15 and not more than sixty (60) days after the Company’s receipt of the Members’ written request for the meeting, and, unless otherwise specified in the notice for such meeting, the meeting shall be held at 2:00 p.m. Eastern Time on such date at the principal place of business of the Company. At any meeting of the Company, Members may vote in person or by proxy. A Majority of the Members, present in person or by proxy, shall constitute a quorum at any meeting of Members. Any question relating to the Company which may be considered and acted upon by the Members hereunder may be considered and acted upon by vote at a meeting of Members, and any consent required to be in writing shall be deemed given by a vote by written ballot. Except as expressly provided above, additional meeting and voting procedures shall be in conformity with Section 18-302 of the Act. In fixing a date for any special meeting of Members, the Chairman of the Board of Directors, the Vice-Chairman of the Board of Directors, President, Chief Executive Officer or Board of Directors may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting of Members or a special meeting of Members. The Board of Directors may revoke the notice for any special meeting of Members called by the Secretary upon the request of Members in the event that the requesting Members fail to comply with the provisions of this Section 11.2(b).

(v)          If written revocations of requests for the special meeting of Members have been delivered to the Secretary and the result is that Members of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting of Members to the Secretary, the Secretary shall: (i) if the notice of meeting has not already been mailed, refrain from mailing the notice of the meeting, or (ii) if the notice of meeting has been mailed, revoke the notice of the meeting at any time before ten (10) days before the commencement of the meeting. Any request for a special meeting of Members received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting of Members.

(vi)          The Chairman of the Board of Directors, the Vice-Chairman of the Board of Directors, President or Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Company for the purpose of performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary.

Section 11.3 Place of Meeting. Subject to Section 11.2, all meetings of Members shall be held at the place designated by the Board of Directors and stated in the notice of the meeting.

Section 11.4 Notice of Meeting. Not less than 15 nor more than sixty (60) days before each meeting of Members, the Secretary shall give to each Member entitled to vote at such meeting written notice stating the time, place and purpose of the meeting either in person, electronically, or by mail. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the Member at the Member’s address as it appears on the records of the Company, with postage thereon prepaid.

Subject to Section 11.10, any business of the Company may be transacted at an annual meeting of Members without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of Members except as specifically designated in the notice.

Section 11.5 Record Date. The Board of Directors may set, in advance, a record date for the purpose of determining Members entitled to notice of or to vote at any meeting of Members or determining Members entitled to receive payment of any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be prior to the close of business on the day the record date is fixed and shall be not more than ninety (90) days and, in the case of a meeting of Members, not less than ten (10) days, before the date on which the meeting or particular action requiring such determination of Record Holders is to be held or taken.

Section 11.6 Organization and Conduct. Every meeting of Members shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board of Directors or, in the case of a vacancy in the office or absence of the Chairman of the Board of Directors, by one of the following officers present at the meeting in the following order: the Vice-Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, the General Counsel, or the Secretary or, in the absence of such officers, a chairman chosen by the Members by the vote of a majority of the votes cast by Members present in person or by proxy. The order of business and all other matters of procedure at any meeting of Members shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to Members that are Record Holders, their duly authorized proxies or other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to Members that are Record Holders entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) determining when the polls should be opened and closed, (f) maintaining order and security at the meeting; (g) removing any Members or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; and (h) concluding the meeting or recessing or adjourning the meeting to a later date and time and place announced at the meeting.

Section 11.7 Quorum. At any meeting of Members, the presence in person or by proxy of Members entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under applicable law for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present at any meeting of the Members, the chairman of the meeting shall have the power (but shall not be required) to adjourn the meeting from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

The Members present either in person or by proxy, at a meeting which has been duly called and convened, may continue to transact business until adjournment, notwithstanding the withdrawal of enough Members to leave less than a quorum.

Section 11.8 Proxies. At all meetings of Members, a Member may vote by proxy as may be permitted by law; provided, that no proxy shall be voted after eleven months from its date. Any proxy to be used at a meeting of Members must be filed with the Secretary of the Company or his or her representative at or before the time of the meeting. A Member may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date. The Board of Directors may adopt procedures with respect to the use of proxies at any meeting of Members.

Section 11.9 Voting of Shares by Certain Holders. Shares registered in the name of a corporation, partnership, trust or other entity, if entitled to be voted, may be voted by the president or a vice president, a general partner or trustee thereof, as the case may be, or a proxy appointed by any of the foregoing individuals, unless some other Person who has been appointed to vote such Shares pursuant to a bylaw or a resolution of the governing body of such corporation or other entity or agreement of the partners of a partnership presents a certified copy of such bylaw, resolution or agreement, in which case such Person may vote such Shares. Any Director or other fiduciary may vote Shares registered in his or her name as such fiduciary, either in person or by proxy.

Shares of the Company directly owned by it shall not be voted at any meeting and shall not be counted in determining the total number of outstanding Shares entitled to be voted at any given time, unless they are held by it in a fiduciary capacity, in which case they may be voted and shall be counted in determining the total number of outstanding Shares at any given time.

The Board of Directors may adopt a procedure by which a Member may certify in writing to the Company that any Shares registered in the name of the Member are held for the account of a specified Person other than the Member.

Section 11.10 Notice of Member Business and Nominations.

(a)          Annual Meetings of Members.

(i)          Nominations of individuals for election to the Board of Directors and the proposal of other business to be considered by the Members may be made at an annual meeting of Members (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any Member who was a Member of record both at the time of giving of notice by the Member as provided for in this Section 11.10(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who has complied with this Section 11.10(a).

(ii)          For nominations or other business to be properly brought before an annual meeting of Members by a Member pursuant to clause (iii) of paragraph (a)(1) of this Section 11.10, the Member must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for action by the Members. To be timely, a Member’s notice shall set forth all information required under this Section 11.10 and shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time on the 120th day prior to the first anniversary of the date of mailing of the notice for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than thirty (30) days from the first anniversary of the date of the preceding year’s annual meeting, notice by the Member to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time on the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a Member’s notice as described above. Such Member’s notice shall set forth (i) as to each individual whom the Member proposes to nominate for election or reelection as a Director, (A) the name, age, business address and residence address of such individual, (B) the class, series and number of any Shares that are beneficially owned by such individual, (C) the date such Shares were acquired and the investment intent of such acquisition and (D) all other information relating to such individual that is required to be disclosed in solicitations of proxies for election of Directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including such individual’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); (ii) as to any other business that the Member proposes to bring before the meeting, a description of such business, the reasons for proposing such business at the meeting and any material interest in such business of such Member and any Member Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the Member and the Member Associated Person therefrom; (iii) as to the Member giving the notice and any Member Associated Person, the class, series and number of all Shares which are owned by such Member and by such Member Associated Person, if any, and the nominee holder for, and number of, Shares owned beneficially but not of record by such Member and by any such Member Associated Person; (iv) as to the Member giving the notice and any Member Associated Person covered by clauses (ii) or (iii) of this paragraph (2) of this Section 11.10(a), the name and address of such Member, as they appear on the Membership List and current name and address, if different, and of such Member Associated Person; and (v) to the extent known by the Member giving the notice, the name and address of any other Member supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such Member’s notice.

(iii)          For purposes of this Section 11.10, “Member Associated Person” of any Member shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such Member, (ii) any Owner of Shares owned of record or beneficially by such Member and (iii) any person controlling, controlled by or under common control with such Member Associated Person.

(b)          Special Meetings of Members. Only such business shall be conducted at a special meeting of Members as shall have been brought before the meeting pursuant to the Company’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of Members at which Directors are to be elected (i) pursuant to the Company’s notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that Directors shall be elected at such special meeting, by any Member who is a Record Holder Member both at the time of giving of notice provided for in this Section 11.10 and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 11.10. In the event the Company calls a special meeting of Members for the purpose of electing one or more individuals to the Board of Directors, any such Member may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Company’s notice of meeting, if the Member’s notice required by paragraph (2) of Section 11.10(a) shall be delivered to the Secretary at the principal executive office of the Company not earlier than the 150th day prior to such special meeting and not later than 5:00 p.m., Eastern Time on the later of the 120th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a Member notice as described above.

(c)          General.

(i)          Upon written request by the Secretary or the Board of Directors or any committee thereof, any Member proposing a nominee for election as a Director or any proposal for other business that may be properly considered at a meeting of Members shall provide, within five (5) Business Days of delivery of such request (or such other period as may be specified in such request), written verification, satisfactory, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Company, to demonstrate the accuracy of any information submitted by the Member pursuant to this Section 11.10. If a Member fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with this Section 11.10.

(ii)          For purposes of this Section 11.10, only such individuals who are nominated in accordance with this Section 11.10 shall be eligible for election by Members as Directors, and only such business shall be conducted at a meeting of Members as shall have been brought before the meeting in accordance with this Section 11.10. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.10.

(iii)          For purposes of this Section 11.10, (a) the “date of mailing of the notice” shall mean the date of the proxy statement for the solicitation of proxies for election of Directors and (b) ”public announcement” shall mean disclosure (i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or (ii) in a document publicly filed or furnished by the Company with the Commission pursuant to the Exchange Act.

(iv)          Notwithstanding the foregoing provisions of this Section 11.10, a Member shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11.10. Nothing in this Section 11.10 shall be deemed to affect any right of a Member to request inclusion of a proposal in, nor the right of the Company to omit a proposal from, the Company’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

Section 11.11 Procedure for Election of Directors; Voting. The election of Directors submitted to Members at any meeting shall be decided by a plurality of the votes cast by the Members entitled to vote thereon. Except as otherwise provided by applicable law or this Agreement, all matters other than the election of Directors submitted to the Members at any meeting shall be decided by the affirmative vote of the holders of a majority of the then Outstanding Shares entitled to vote thereon present in person or represented by proxy at the meeting of Members. The vote on any matter at a meeting, including the election of Directors, shall be by written ballot. Each ballot shall be signed by the Member voting, or by such Member’s proxy, and shall state the number of Shares voted.

Section 11.12 Inspectors of Elections. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more individual inspectors or one or more entities that designate individuals as inspectors to act at the meeting or any adjournment thereof. If an inspector or inspectors are not appointed, the individual presiding at the meeting may, but need not, appoint one or more inspectors.

Section 11.13 Waiver of Notice. Whenever any notice is required to be given to any Member by the terms of this Agreement or pursuant to applicable law, a waiver thereof in writing, signed by the Person or Persons entitled to such notice, or a waiver thereof by electronic transmission by the Person or Persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the Members need be specified in any written waiver of notice or any waiver by electronic transmission of such meeting, unless specifically required by statute. Notice of any meeting of Members need not be given to any Member if waived by such Member either in a writing signed by such Member or by electronic transmission, whether such waiver is given before or after such meeting is held. If any such waiver is given by electronic transmission, the electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Member. The attendance of any Person at any meeting shall constitute a waiver of notice of such meeting, except where such Person attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 11.14 Remote Communication. For the purposes of this Agreement, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, Members and proxyholders may, by means of remote communication:

(a)          participate in a meeting of Members; and

(b)          to the fullest extent permitted by applicable law, be deemed present in person and vote at a meeting of Members, whether such meeting is to be held at a designated place or solely by means of remote communication; provided, however, that (i) the Company shall implement reasonable measures to verify that each Person deemed present and permitted to vote at the meeting by means of remote communication is a Member or proxyholder, (ii) the Company shall implement reasonable measures to provide such Members and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the Members, including an opportunity to read or hear the proceedings of the meeting substantially and concurrently with such proceedings, and (iii) if any Member or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Company.

Section 11.15 Member Action Without a Meeting. On any matter that is to be voted on, consented to or approved by Members, the Members may take such action without a meeting, without prior notice and without a vote, if a written consent, setting forth the action so taken, shall be signed by Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Members entitled to vote thereon were present and voted.

Section 11.16 Return on Capital Contribution. Except as otherwise provided in Article XIX, no Member shall demand a return on or of its Capital Contributions.

Section 11.17 Member Compensation. No Member shall receive any interest, salary or draw with respect to its Capital Contributions or its Capital Account or for services rendered on behalf of the Company, or otherwise, in its capacity as a Member, except as otherwise provided in this Agreement, the Management Agreement or any agreement to which the Manager subcontracts substantially all of or material aspects of certain management functions, including any sub-management agreement.

Section 11.18 Limited Liability of Members. No Member shall be liable for any debts or obligations of the Company other than as provided in Section 16.1.

Section 11.19 Representation of Company. Each of the Members hereby acknowledges and agrees that the attorneys representing the Company and the Directors and their Affiliates do not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or be representing any or all of the Members in any respect at any time. Each of the Members further acknowledges and agrees that such attorneys shall have no obligation to furnish the Members with any information or documents obtained, received or created in connection with the representation of the Company, the Directors and/or their Affiliates.

Section 11.20 Preemptive Rights. Except as may be provided by the Board of Directors, or as may otherwise be provided by contract approved by the Board of Directors, no holder of Shares shall, as such holder, have any preemptive right to purchase or subscribe for any additional Shares or any other Securities which the Company may issue or sell.

Section 11.21 Tender Offers. If any Person makes a tender offer, including a “mini-tender” offer, such Person must comply with all of the provisions set forth in Regulation 14D of the Exchange Act, including disclosure and notice requirements, that would be applicable if the tender offer was for more than 5% of the outstanding Shares; provided, however, that such documents are not required to be filed with the Commission. In addition, any such Person must provide notice to the Company at least ten (10) Business Days prior to initiating any such tender offer. Any Person who initiates a tender offer without complying with the provisions set forth above (a “Non-Compliant Tender Offer”), shall be responsible for all expenses incurred by the Company in connection with the enforcement of the provisions of this Section 11.21, including expenses incurred in connection with the review of all documents related to such tender offer. In addition, the Company may seek injunctive relief, including a temporary or permanent restraining order, in connection with any Non-Compliant Tender Offer. This Section 11.21 shall be of no force or effect with respect to any Shares that are then listed.

Section 11.22 Voting Rights of Members and Limitation on Powers of the Directors. The Members shall be entitled to vote only on the following matters specified in this Section 11.22.

(a)          Subject to the provisions of any class or series of Shares then outstanding and the mandatory provisions of any applicable law or regulations, the Members shall have the right to take the actions specified in Sections 11.22(a)(i)-(iv) upon the affirmative vote or consent of the Majority of the Members, without the concurrence of the Board of Directors:

(i)          amend this Agreement except as provided in Article XVII hereof;

(ii)         dissolve the Company;

(iii)        remove a Director and elect a new Director; and

(iv)       approve or disapprove of the Sale or series of Sales of all or substantially all the assets of the Company except for any Sale or series of Sales in the ordinary course of business.

Except with respect to the foregoing matters, no action taken by the Members at any meeting shall in any way bind the Board of Directors.

(b)          Without the affirmative vote or consent of the Majority of the Members, the Board of Directors shall not:

(i)          amend this Agreement, other than as set forth in Article XVII of this Agreement;

(ii)         dissolve the Company;

(iii)        merge or consolidate with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership;

(iv)        sell all or substantially all of its assets other than in the ordinary course of business;

(v)         cause the Company to be treated as other than a partnership for federal income tax purposes;

(vi)        take any action that would cause the Company to be treated as being engaged in the active conduct of a lending (excluding, for this purpose, loans to Company Subsidiaries), banking or financial business;

(vii)       cause the Company to be registered as an investment company under the Investment Company Act of 1940, as amended; or

(viii)      take any action on such other matters with respect to which the Board of Directors has adopted a resolution declaring that a proposed action is advisable and directed that the matter be submitted to the Members for approval or ratification.

Section 11.23 Member Vote Required in Connection With Certain Business Combinations Or Transactions.

(a)          Vote for Business Combinations. The affirmative vote of the Majority of the Members (excluding Shares owned by the Interested Member or any Affiliate or Associate of the Interested Member) shall be required to approve any Business Combination. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by applicable law or in any agreement with any securities exchange or otherwise.

(b)          Power of Continuing Directors. The Continuing Directors shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Section 11.23, including (a) whether a Person is an Interested Member, (b) the number of Shares of the Company beneficially owned by any Person, (c) whether a Person is an Affiliate or Associate of another, and (d) the net asset value of the Company’s outstanding Shares, and the good faith determination of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Section 11.23.

(c)          No Effect on Fiduciary Obligations. Nothing contained in this Section 11.23 shall be construed to relieve the Directors or an Interested Member from any fiduciary obligation imposed by applicable law.

ARTICLE XII

BOOKS AND RECORDS, REPORTS AND RETURNS

Section 12.1 Right of Inspection. As permitted hereunder, any Member and any designated representative thereof shall have the right, upon written request, subject to reasonable notice and at their own expense, to access the records of the Company during normal business hours, and may inspect and copy any of them for a reasonable charge. Inspection of the Company’s books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice during normal working hours. Upon receipt of a written request to access the book and records of the Company that is properly submitted pursuant to this section, the Company shall permit inspection or respond to such request within thirty (30) business days of the date of receipt of the request.

Section 12.2 Access to Membership List.

(a)          The Membership List shall be maintained as part of the books and records of the Company and shall be available for inspection by any Member or the Member’s designated agent at the home office of the Company upon the request of the Member. For any of the purposes described below, the Membership List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list, for any of the purposes described below, shall be mailed to any Member so requesting within ten (10) days of receipt by the Company of the request. The copy of the Membership List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than ten (10)-point type). The Company may impose a reasonable charge for postage costs and expenses incurred in reproduction pursuant to the Member’s request. A Member may request a copy of the Members List in connection with, without limitation, matters relating to Member’s voting rights and the exercise of Member rights under federal proxy laws.

(b)       If the Company neglects or refuses to exhibit, produce or mail a copy of the Membership List as requested, the Company shall be liable to any Member requesting the list for the costs, including reasonable attorney’s fees, incurred by that Member for compelling the production of the Membership List, and for actual damages suffered by any Member by reason of such refusal or neglect. Notwithstanding anything herein to the contrary, the Company need not produce the Membership List if the actual purpose and reason for the requests for inspection or for a copy of the Membership List is to secure such list of Members or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Member relative to the affairs of the Company. The Company may require the Member requesting the Membership List to represent that the list is not requested for a commercial purpose unrelated to the Member’s Membership Interest in the Company. The remedies provided hereunder to Members requesting copies of the Membership List are in addition to and shall not in any way limit other remedies available to Members under federal law, or the laws of any state.

Section 12.3 Tax Information. The Company shall use commercially reasonable efforts, at the Company’s expense, to cause to be prepared and distributed to the Members all information necessary for the preparation of the Members’ federal income tax returns as soon as reasonably practicable (and the Company will use its reasonable best efforts to provide such information not later than seventy-five (75) days) after the end of the Company’s fiscal year.

Section 12.4 Annual Report.

(a)       From the Initial Closing of the Private Placement until the Commencement of the Initial Public Offering, the Company shall cause to be prepared and furnished or made available to Members at least annually, (A) an audited year-end balance sheet, income statement and a statement of changes in financial position as soon as such statements become available, which is expected to be ninety (90) days after the end of each fiscal year; (B) all information necessary for the preparation of Members’ individual income tax returns, which is expected to be available not later than ninety (90) days after the end of each fiscal year; and (c) such other information as the Manager may, un its sole discretion, elect to distribute from time to time.

(b)       From commencement of the Initial Public Offering the Company shall cause to be prepared and furnished or made available to Members (in a form and manner consistent with then-current requirements of the Commission) at least annually, at Company expense, within 120 days after the end of the Company’s fiscal year, or such shorter period as may be required by law, an annual report, which will include financial statements audited and reported upon by the Company’s independent public accountants, and will contain: (A) a balance sheet as of the end of each fiscal year and statements of income, Members’ equity, and cash flow, for the year then ended, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of an independent certified public accountant; (B) a report of the activities of the Company during the period covered by the report; (C) where forecasts have been provided to the Members, a table comparing the forecasts previously provided with the actual results during the period covered by the report; and (D) a report setting forth Distributions to Members for the period covered thereby and separately identifying Distributions from: (i) cash flow from operations during the period, (ii) cash flow from operations during a prior period which have been held as reserves, (iii) proceeds from disposition of Company assets and (iv) reserves from the Gross Proceeds of the Offering originally obtained from the Members. The annual financial statements will contain or be accompanied by a complete statement of transactions with the Managers or their Affiliates and of compensation and fees paid or payable by the Company to the Managers or their Affiliates. The annual report shall also contain or be accompanied by a breakdown of the costs reimbursed to the Sponsor.

Section 12.5 Quarterly Reports. From commencement of the Initial Public Offering, if and for as long as the Company is required to file quarterly reports on Form 10-Q with the Commission, the information contained in each such report shall be furnished or made available to Members (in a form and manner consistent with then-current requirements of the Commission) after such report is filed with the Commission. Such quarterly report on Form 10-Q shall be deemed to have been made available to Members upon filing with the Commission. If and when such reports are not required to be filed, each Member will be furnished (in a form and manner consistent with then-current requirements of the Commission), within sixty (60) days after the end of the first 6 months of the Company’s fiscal year, an unaudited financial report for that period including a balance sheet, a statement of income, a statement of Members’ equity and a cash flow statement. Such reports shall be prepared on the same accounting basis to be utilized in the annual report and shall also include such other information as is deemed reasonably necessary by the Board of Directors to advise the Members of the activities of the Company during the quarter covered by the report.

Section 12.6 Filings. The Company shall use commercially reasonable efforts to cause the income tax returns for the Company to be prepared and timely filed with the appropriate authorities (with due regard for any extension of time for filing any such income tax returns as elected by the Board of Directors). The Company shall also use commercially reasonable efforts to cause to be prepared and timely filed, with appropriate federal and state regulatory and administrative bodies, all reports required to be filed with those entities under then current applicable laws, rules and regulations. The reports shall be prepared by the accounting or reporting basis required by the regulatory bodies. Any Member shall be provided with a copy of any of the reports upon request without expense to him or her. The Company shall file, with the Administrators for the various states in which this Company is registered, as required by such states, a copy of each report referred to in this Article XII.

Section 12.7 Method of Accounting. The Company shall use the accrual method of accounting in accordance with accounting principles generally accepted in the United States and by the American Institute of Certified Public Accountants Audit and expects to qualify for and prepare its financial statements using the specialized accounting principles as set forth by the Accounting Standards Codification Topic 946, Financial Services—Investment Companies (“ASC Topic 946”). If the Company subsequently fails to qualify for the specialized accounting principles set forth under ASC Topic 946, such change shall be disclosed in a report publicly filed by the Company with the Commission or disclosed in a written notice sent to Members.

ARTICLE XIII

MANAGER; COMPANY ADMINISTRATORS

Section 13.1 Appointment of Manager; Company Administrator.

(a)       Manager. The Board of Directors shall appoint a Manager of the Company pursuant to the Management Agreement and such Manager shall have the authority to appoint a sub-manager pursuant to a sub-management agreement. The term of retention of any Manager shall not exceed an initial term of one year, although there is no limit to the number of times that a particular Manager may be retained.

(b)       Company Administrator. The Board of Directors shall appoint a Company Administrator pursuant to an administrative services agreement and such Company Administrator(s) shall have the authority to appoint one or more sub-administrators pursuant to a sub-administrative services or similar agreement. The term of retention of any Company Administrator shall not exceed an initial term of one year, although there is no limit to the number of times that a particular Company Administrator may be retained.

Section 13.2 Supervision of the Manager; Company Administrator.

(a)       The Board of Directors may exercise broad discretion in allowing a Manager or Company Administrator to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions that conform to general policies and principles established by the Board of Directors. The Board of Directors shall monitor the Company Administrators and Managers to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Company and are fulfilled, and upon Commencement of the Initial Public Offering, that (i) the expenses incurred are reasonable, (ii) all Front End Fees shall be reasonable and shall not exceed 18% of the Gross Proceeds of any offering, regardless of the source of payment, and (iii) the percentage of Gross Proceeds of any offering committed to Investment in Company Assets shall be at least 82%. All items of compensation to underwriters or dealers, including Selling Commissions, expenses, rights of first refusal, consulting fees, finders’ fees and all other items of compensation of any kind or description paid by the Company, directly or indirectly, shall be taken into consideration in computing the amount of allowable Front End Fees.

(b)       The Board of Directors is responsible for determining that compensation paid to a Manager is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Management Agreement are being carried out. All agreements between a Manager and the Company must be approved by a majority of the Independent Directors. The Board of Directors may consider all factors that they deem relevant in making these determinations.

Section 13.3 Fiduciary Obligations. Any management agreement with a Manager shall provide that the Manager has a fiduciary responsibility to the Company. A Manager shall have a fiduciary responsibility for the safekeeping and use of all funds and assets of the Company, whether or not in the Manager’s immediate possession or control, and shall not employ or permit another to employ such funds or assets in any manner except for the exclusive benefit of the Company. The Company shall not permit a Member to contract away any fiduciary obligations owed to the Members by the Managers under common law.

Section 13.4 Termination. The Company may not enter into a Management Agreement unless such agreement provides that a Manager may not voluntarily terminate its contractual relationship with the Company without cause unless it provides 120 days prior written notice and that if the Manager fails to give such notice, the terminating Manager shall pay all expenses incurred as a result of its termination. In the event that a Manager voluntarily terminates its contractual relationship with the Company without cause and provides 120 days prior written notice to the Company pursuant to this section, the terminating Manager shall pay all reasonable expenses that the Company incurs as a direct result of the Manager’s termination, beginning on the first calendar day following the effective date of termination. Upon termination of the Management Agreement, the Company shall be required to pay to the terminated Manager all amounts then accrued and owing. The method of payment to the terminated Manager must be fair and protect the solvency and liquidity of the Company. When the termination is voluntary, the method payment will be presumed to be fair if it provides for a non-interest bearing unsecured promissory note with principal payable, if at all, from distributions that the Manager would have received had the Management Agreement not been terminated. When the termination is involuntary, the method of payment will be presumed to be fair if it provides for an interest bearing promissory note maturing in not less than five years with equal installments each year.

Section 13.5 Organization and Offering Expenses Limitation. The Company may reimburse a Manager and its Affiliates and/or a Company Administrator and its Affiliates for Organization and Offering Expenses incurred by a Manager or its Affiliates and/or a Company Administrator and its Affiliates; provided, however, that the total amount of all Organization and Offering Expenses shall be reasonable and shall be included in Front End Fees for purposes of the limit on such Front End Fees set forth in Section 13.2.

Section 13.6 Reimbursement for Operating Expenses.

(a)       All expenses of a Manager and/or a Company Administrator shall be billed to and paid by the Company. Subject to Section 13.6(b) below, the Company may reimburse a Manager or its Affiliates, at the end of each fiscal month, for the actual costs of goods and services as provided for in writing pursuant to a Management Agreement, including, without limitation, the reimbursement of all third party reimbursable expenses permitted thereunder. A Company Administrator and its Affiliates may be reimbursed for the administrative services necessary to the operation of the Company as provided for in writing pursuant to an administrative services or similar agreement; provided, the reimbursement shall be the lower of the Company Administrator ’s actual cost or the amount the Company would be required to pay Persons other than the Company Administrator’s Affiliates for comparable administrative services in the same geographic location; and provided, further, that such costs are reasonably allocated to the Company on the basis of assets, revenues, time records or other method conforming with generally accepted accounting principles. No reimbursement shall be permitted for services for which a Manager or a Company Administrator, as applicable, is entitled to compensation by way of a separate fee.

(b)       Excluded from the allowable reimbursement shall be: (i) overhead, rent or depreciation, utilities, capital equipment and other administrative items of the Manager and/or Company Administrator; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Person.

Section 13.7 Section 707 Compliance. Any fees paid to a Member (including those pursuant to this Article XIII) shall be treated as payments governed by Section 707 of the Code.

Section 13.8 Intentionally Omitted.

Section 13.9 Applicability of this Article. Notwithstanding anything to the contrary herein, and without limiting anything that is permitted under Delaware law even when not addressed in this Agreement, the Sections of this Article XIII, other than Section 13.1, shall apply only following Commencement of the Initial Public Offering.

ARTICLE XIV

INVESTMENT POLICIES AND LIMITATIONS

Section 14.1 Review of Policies. The Board of Directors, including the Independent Directors, shall review the investment and borrowing policies of the Company with sufficient frequency (and, upon the Initial Closing of the Private Placement or, if earlier, the Commencement of the Initial Public Offering, at least annually) to determine that the policies being followed by the Company at any time are in the best interests of its Members. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.

Section 14.2 Certain Permitted Investments. The Company may invest in Joint Ventures with an Affiliated Person if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on terms substantially similar to the terms of third parties making comparable investments.

Section 14.3 Reinvestment of Cash Available for Distribution and of Proceeds. Any reinvestment of Cash Available for Distribution shall be reinvested on behalf of all Members on the same terms and shall not create differing classes of Shares resulting from inequitable allocations of tax or economic benefits. Reinvestment of proceeds resulting from the sale or refinancing of a Company asset may take place if sufficient cash will be distributed to pay state and federal income tax, if any (assuming investors are in a specified tax bracket) created by the sale or refinancing of such asset. Such reinvested proceeds, as well as the reinvestment of any Cash Available for Distribution, shall not be considered “investments” in the Company for the purposes of calculating Capital Contributions.

Section 14.4 Applicability of this Article. Notwithstanding anything to the contrary herein, and without limiting anything that is permitted under Delaware law even when not addressed in this Agreement, the Sections of this Article XIV, other than Section 14.1, shall apply only following Commencement of the Initial Public Offering.

ARTICLE XV

CONFLICTS OF INTEREST

Section 15.1 Investments with Affiliates. The Company shall not invest in any asset or company in which a Manager, any of the Directors or officers or any of their Affiliates has a direct economic interest without a determination by a majority of the Board of Directors (including a majority of the Independent Directors) that such an investment or co-investment is fair and reasonable to the Company.

Section 15.2 Voting of Shares Owned by Affiliates. The Sponsor may not vote its Shares or consent on matters submitted to the holders of Shares regarding any transaction between the Company and the Sponsor. Any Shares owned by the Sponsor shall be excluded in determining the requisite Percentage Interest in Shares necessary to approve a matter on which the Sponsor may not vote or consent.

Section 15.3 Purchase of Assets from Affiliates. The Company shall not purchase assets from the Sponsor, a Manager, the Directors or any of their Affiliates unless a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction determines that such transaction is fair and reasonable to the Company and at a price to the Company no greater than the cost of the assets to the Sponsor, a Manager, such Director or such Affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event shall the cost of such asset to the Company exceed its then-current appraised value.

Section 15.4 Sale of Assets to Affiliates. The Company shall not sell or lease assets to the Sponsor, a Manager, the Directors or any of their Affiliates without a determination by a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction, that such transaction is fair and reasonable to the Company.

Section 15.5 Loans to Affiliates. Except for the advancement of funds pursuant to Section 16.3, no loans shall be made by the Company to the Sponsor.

Section 15.6 Other Transactions with Affiliates. The Company shall not engage in a transaction with an Affiliated Person not otherwise addressed by this Agreement unless a majority of the Board of Directors (including a majority of the Independent Directors) not otherwise interested in the transaction concludes that such transactions between the Company and the Sponsor, a Manager, any of the Directors or any of their Affiliates are fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties. The Company shall not engage in a transaction with an Affiliated Person that is not otherwise addressed by this Agreement and pursuant to which the Affiliated Person provides services to the Company unless such Affiliated Person can demonstrate the capacity and capability to provide such services on a competitive basis and that the services are provided at the lesser of cost or the competitive rate charged by Persons other than Affiliated Persons providing comparable services. The terms pursuant to which any goods or services are provided to the Company by the Manager, shall be embodied in a written contract, the material terms of which must be fully disclosed to the Members. Any contract between the Company and an Affiliated Person not otherwise addressed by this Agreement shall contain a clause allowing termination without penalty on 60 days’ notice.

Section 15.7 Rebates, Kickbacks and Reciprocal Arrangements.

(a)       No rebates or give-ups may be received by the Sponsor nor may the Sponsor participate in any reciprocal business arrangements which would circumvent the NASAA Omnibus Guidelines or the provisions contained in this Agreement.

(b)       No Sponsor may directly or indirectly pay or award any commission or other compensation to any Person in exchange for selling Shares or giving investment advice to a potential Member except for payments of normal Selling Commissions and other items of underwriting compensation paid to registered broker-dealers or other properly licensed Persons and bona fide due diligence expenses, all in compliance with applicable FINRA rules.

Section 15.8 Commingling. The funds of the Company shall not be commingled with the funds of any other Person; provided, however, that the foregoing shall not prohibit the Sponsor from establishing a master fiduciary account pursuant to which separate subtrust accounts are established for the benefit of Affiliated Programs, if Company funds are protected from claims and creditors of such other Programs. The foregoing prohibition shall not be interpreted to prohibit joint ventures or co-investment structures.

Section 15.9 Lending Practices. The Company may not borrow money from the Sponsor, a Manager, the Directors, or any of their Affiliates, unless a majority of the Board of Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive, and commercially reasonable and no less favorable to the Company than loans between unaffiliated parties under the same circumstances. On financing made available to the Company by the Sponsor, the Sponsor may not receive interest in excess of the lesser of such lender’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. The Sponsor shall not impose a prepayment charge or penalty in connection with such financing and the Sponsor shall not receive points or other financing charges.

Section 15.10 No Permanent Financing. The Sponsor shall be prohibited from providing permanent financing for the Company. For purposes of this Section 15.10, “permanent financing” shall mean any financing with a term in excess of 12 months.

Section 15.11 No Exchange of Interests for Investments. After the Company has satisfied the Minimum Offering for the Initial Public Offering, it shall not acquire any assets in exchange for Shares.

Section 15.12 Applicability of this Article. Notwithstanding anything to the contrary herein, and without limiting anything that is permitted under Delaware law even when not addressed in this Agreement, the Sections of this Article XV shall apply only following the Commencement of the Initial Public Offering.

ARTICLE XVI

LIABILITY LIMITATION AND INDEMNIFICATION

Section 16.1 Limitation of Member Liability. The liability of each Member in such capacity shall be limited to the amount of such Member’s Capital Contribution and pro rata share of any undistributed Profits. Except as otherwise provided in this Agreement (including, without limitation, Section 9.9(d)) or as may otherwise be required by law, after the payment of all subscription proceeds for the Shares purchased by such Member, no Member shall have any further obligations to the Company, be subject to any additional assessment or be required to contribute any additional capital to, or to loan any funds to, the Company. No Member shall have any personal liability on account of any obligations and liabilities of, including any amounts payable by, the Company under or pursuant to, or otherwise in connection with, this Agreement or the conduct of the business of the Company.

Section 16.2 Limitation of Liability.

(a)       Each Director of the Company shall, in the performance of such Director’s duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by a Manager, or employees of a Manager, or any of the officers of the Company, or committees of the Board of Directors, or by any other Person as to matters the Director reasonably believes are within such other Person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits or losses of the Company, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company or to make reasonable provision to pay such claims or obligations, or any other facts pertinent to the existence and amount of the assets of the Company from which distributions to Members might properly be paid.

(b)       No Director shall be liable to the Company, any subsidiary of the Company or the Members for monetary damages for any acts or omissions arising from the performance of any of such Director’s obligations or duties in connection with the Company, including any breach of fiduciary duty, except as follows: (i) for breach of the Director’s duty of loyalty to the Company or its Members, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which the Director derived an improper benefit. To the extent the provisions of this Agreement restrict or eliminate the duties and liabilities of a Director of the Company or the Members or a Manager otherwise existing at law or in equity, the provisions of this Agreement shall replace such duties and liabilities.

(c)       To the fullest extent permitted by law, a Director of the Company shall not be liable to the Company, any Member or any other Person for: (i) any action taken or not taken as required by this Agreement; (ii) any action taken or not taken as permitted by this Agreement and, with respect to which, such Director acted on an informed basis, in good faith and with the honest belief that such action, taken or not taken, was in the best interests of the Company; or (iii) the Company’s compliance with an obligation incurred or the performance of any agreement entered into prior to such Director having become a Director of the Company.

(d)       Any Director shall not be liable to the Company or to any other Director or Member of the Company or any such other Person that is a party to or otherwise bound by this Agreement for breach of fiduciary duty for the Director’s good faith reliance on the provisions of this Agreement.

(e)       Except as otherwise required by the Act, the debts, obligations and liabilities of the Company shall be solely the debts, obligations and liabilities of the Company and no Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Director of the Company.

(f)       Notwithstanding anything to the contrary contained in paragraphs (a) through (e) above, following the Commencement of the Initial Public Offering, the Company shall not indemnify a Sponsor, a Director, the Manager or any of their Affiliates (the “Indemnitee”) for any loss or liability suffered by such Person nor hold harmless any such Person for any loss or liability suffered by the Company, unless all of the following conditions are met:

(i)         The Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company.

(ii)        The Indemnitee was acting on behalf of or performing services for the Company.

(iii)       Such liability or loss was not the result of (A) negligence or misconduct in the case that the Indemnitee is a Director (other than an Independent Director), or a Manager or their respective Affiliates or (B) gross negligence or willful misconduct in the case the Indemnitee is an Independent Director.

(iv)       Such indemnification or agreement to hold harmless is recoverable only out of the Company’s assets and not from the Members.

Section 16.3 Indemnification.

(a)       The Company may indemnify, to the fullest extent permitted by law, each Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company), by reason of the fact that the Person is or was a Director, officer, employee, Tax Matters Partner or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Person in connection with such action, suit or proceeding, if the Person acted in good faith and in a manner the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Person did not act in good faith and in a manner which the Person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the Person’s conduct was unlawful.

To the extent that a present or former Director or officer of the Company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in this Section 16.3(a), or in defense of any claim, issue or matter therein, such Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Person in connection therewith.

Each of the Persons entitled to be indemnified for expenses and liabilities as contemplated above may, in the performance of his, her or its duties, consult with legal counsel and accountants at the Company’s expense, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided, that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.

(b)       Any indemnification of a present or former Director, officer, employee or agent of the Company under Section 16.3(a) or (c) shall be made by the Company only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee or agent of the Company is proper in the circumstances because the Person has met the applicable standard of conduct set forth in Section 17.3(a) or pursuant to Section 16.3(c), as the case may be. Such determination shall be made, with respect to a Person who is a Director, officer, employee or agent of the Company at the time of such determination, (i) by a majority vote of the Directors who are not parties to any such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such Directors designated by a majority vote of such Directors, even though less than a quorum, (iii) if there are no such Directors, or if a majority, even though less than a quorum, of such Directors so direct, by independent legal counsel in a written opinion, or (iv) by the Members. The indemnification, and the advancement of expenses incurred in defending an action, suit or proceeding prior to its final disposition, provided by or granted pursuant to this Agreement shall not be exclusive of any other right which any Person may have or hereafter acquire under any statute, other provision of this Agreement, vote of Members or Independent Directors or otherwise. No repeal, modification or amendment of, or adoption of any provision inconsistent with, this Section 16.3, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any Person granted pursuant hereto existing at, or with respect to any events that occurred prior to, the time of such repeal, amendment, adoption or modification. The indemnification and advancement of expenses provided by, or granted pursuant to, this Agreement shall, unless otherwise provided when authorized or ratified, continue as to a Person who has ceased to be a Director, officer, employee or agent of the Company and shall inure to the benefit of the heirs, executors and administrators of such a Person.

(c)       The Company may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any such action, suit or proceeding in advance of its final disposition, to any Person who is or was an employee or agent of the Company or any subsidiary of the Company (other than those Persons indemnified pursuant to clause (a) of this Section 16.3) and to any Person who is or was serving at the request of the Company or a subsidiary of the Company as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Company or a subsidiary of the Company, to the fullest extent of the provisions of this Agreement with respect to the indemnification and advancement of expenses of directors, officers, employees, and agents of the Company. The payment of any amount to any Person pursuant to this clause (c) shall subrogate the Company to any right such Person may have against any other Person.

(d)       To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by a Director, officer, employee or agent of the Company in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Person to repay such amount if it shall ultimately be determined that such Person is not entitled to be indemnified by the Company as authorized in this Section 16.3.

With respect to any Person who is a present or former Director, officer, employee or agent of the Company, any undertaking required by this Section 16.3(d) shall be an unlimited general obligation but need not be secured and shall be accepted without reference to financial ability to make repayment; provided, however, that such present or former Director, officer, employee or agent of the Company does not transfer assets with the intent of avoiding such repayment.

(e)       The indemnification and advancement provided in this Section 16.3 is intended to comply with the requirements of, and provide indemnification and advancement rights substantially similar to those that may be available to directors, officers, employees and agents of corporations incorporated under, the DGCL as it relates to the indemnification of officers, directors, employees and agents of a Delaware corporation and, as such (except to the extent greater rights are expressly provided in this Agreement), the parties intend that they should be interpreted consistently with the provisions of, and jurisprudence regarding, the DGCL.

(f)       Any notice, request or other communications required or permitted to be given to the Company under this Section 16.3 shall be in writing and either delivered in person or sent by electronic mail, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary and shall be effective only upon receipt by the Secretary, as the case may be.

(g)       To the fullest extent permitted by the law of the State of Delaware, each Director, officer, employee and agent of the Company agrees that all actions for the advancement of expenses or indemnification brought under this Section 16.3 or under any vote of Members or Independent Directors or otherwise shall be a matter to which Section 18-111 of the Act shall apply and which shall be brought exclusively in the Court of Chancery of the State of Delaware. Each of the parties hereto agrees that the Court of Chancery of the State of Delaware may summarily determine the Company’s obligations to advance expenses (including attorneys’ fees) under this Section 16.3.

(h)       Notwithstanding anything to the contrary contained in paragraphs (a) to (g) above, following the Commencement of the Initial Public Offering, the Company shall not provide indemnification to the Sponsor, a Manager, a Director or any of their Affiliates, or any Person acting as a broker-dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged material securities law violations as to the Indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (iii) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court of law considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which Securities were offered or sold as to indemnification for violations of securities laws.

(i)       The Company may not incur the cost of that portion of liability insurance which insures the Manager or its Affiliates for any liability as to which a Manager or its Affiliates is prohibited from being indemnified under this section.

(j)       Following the Commencement of the Initial Public Offering, the advancement of Company funds to a Manager or its Affiliates for reasonable legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

(i)         The legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company or its subsidiaries.

(ii)        A Manager or its Affiliates undertake to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which the Manager or its Affiliates are found not to be entitled to indemnification.

(iii)       The legal action is initiated by a third party who is not a Member, or the legal action is initiated by a Member and a court of competent jurisdiction specifically approves such advancement.

Section 16.4 Express Exculpatory Clauses in Instruments. Neither the Members nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Members, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company’s assets for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Member, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

ARTICLE XVII

AMENDMENTS

Section 17.1 Amendments by the Board of Directors. Subject to Section 17.2 of this Agreement and all applicable law, this Agreement may be amended, at any time and from time to time, by the Board of Directors without the Consent of the Majority of the Members to effect any change in this Agreement for the benefit or protection of the Members, or as otherwise permitted by this Agreement, including:

(a)       to add to the representations, duties or obligations of the Board of Directors or to surrender any right or power granted to the Board of Directors herein;

(b)       to create any class or series of Shares, to increase the number of the Company’s authorized Shares to issue additional Shares of authorized but unissued Shares and to set the offering terms of such Shares;

(c)       to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or to add any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the terms of this Agreement;

(d)       to preserve the status of the Company as a “partnership” for U.S. federal income tax purposes;

(e)       to ensure that the Company will not be treated as an association or publicly traded partnership taxable as a corporation for federal income tax purposes;

(f)       to delete or add any provision of or to this Agreement required to be so deleted or added by the staff of the Commission, by any other federal or state regulatory body or other agency (including any “blue sky” commission) or by any government administrator or similar such official;

(g)       to facilitate the trading of Class A Shares, Class T Shares, Class I Shares, Class D or Class FA Shares (including any division of such class or series or other actions to facilitate the uniformity of tax items and attributes within each such class or series of Shares that are Listed);

(h)       to permit the Shares to fall within any exemption from the definition of “plan assets” contained in Section 2510.3-101 of Title 29 of the Code of Federal Regulations;

(i)        if the Company is advised by counsel, by the Company’s accountants or by the IRS that any allocations of income, gain, loss or deduction provided for in this Agreement are unlikely to be respected for federal income tax purposes, to amend the allocation provisions of this Agreement, in accordance with the advice of such counsel, such accountants or the IRS, to the minimum extent necessary to effect as nearly as practicable the plan of allocations and distributions provided in this Agreement;

(j)        to change the name of the Company or the location of its principal office; and

(k)       to elect for the Company to be governed by any successor Delaware statute governing limited liability companies.

Section 17.2 Amendments with the Consent of the Majority of the Members. In addition to the amendments permitted to be made by the Board of Directors pursuant to Section 17.1, the Board of Directors may propose to the Members, in writing, any other amendment to this Agreement. The Board of Directors may include in any such submission a statement of the purpose for the proposed amendment and of the Manager’s opinion with respect thereto. Upon the Consent of the Majority of the Members, such amendment shall take effect; provided, however, that no such amendment shall increase the liability of any Member or adversely affect in a disproportionate manner (other than any disproportionate results that are due to a difference in relative number of Shares owned) any Member’s share of distributions of cash or allocations of Profits or Losses for tax purposes without the consent of each Member affected thereby;

ARTICLE XVIII

ROLL-UP TRANSACTIONS

Section 18.1 In connection with any proposed Roll-Up Transaction, an appraisal of all of the Company’s assets shall be obtained from a competent Independent Expert. The Company’s assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the Independent Expert shall clearly state that the engagement is for the benefit of the Company and the Members. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Members in connection with a proposed Roll-Up Transaction. If the appraisal will be included in a Prospectus of the Company used to offer the securities of a Roll-Up Entity, the appraisal will be filed as an exhibit to the registration statement with the Commission and with any state where such securities are registered. In connection with a proposed Roll-Up Transaction, the Person sponsoring the Roll-Up Transaction shall offer to holder of Shares who vote against the proposed Roll-Up Transaction the choice of:

(a)       accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

(b)       one of the following:

(i)         remaining as Members of the Company and preserving their interests therein on the same terms and conditions as existed previously; or

(ii)        receiving cash in an amount equal to the Members’ pro rata share of the appraised value of the net assets of the Company.

The Company is prohibited from participating in any proposed Roll-Up Transaction:

(c)       that would result in the holder of Shares having voting rights in a Roll-Up Entity that are less than the rights provided for in Sections 11.2 and 11.22(a) of this Agreement;

(d)       which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of Shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of a Member to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Shares held by that Member;

(e)       in which the Member’s rights to access of records of the Roll-Up Entity will be less than those provided for under Sections 12.1 and 12.2 herein; or

(f)       in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Members.

Section 18.2 Applicability of this Article. Notwithstanding anything to the contrary herein, and without limiting anything that is permitted under Delaware law even when not addressed in this Agreement, the Sections of this Article XVIII shall apply only following the Commencement of the Initial Public Offering.

ARTICLE XIX

DURATION AND DISSOLUTION OF THE COMPANY

Section 19.1 Duration. The Company shall continue perpetually unless terminated pursuant to Section 19.3 or pursuant to any applicable provision of the Act.

Section 19.2 Authority of Directors. Subject to the provisions of any class or series of Shares at the time outstanding, the Board of Directors shall have the power to dissolve or liquidate the Company; provided, however, that except as otherwise permitted by law, such action shall have been approved, at a meeting of the Members called for that purpose, by the affirmative vote of the holders of not less than a majority of the Shares then outstanding and entitled to vote thereon (other than a sale in the ordinary course of the Company’s business, as to which no such vote is required).

Section 19.3 Dissolution.

(a)       Events Causing Dissolution. The Company shall be dissolved upon the happening of any of the following events (each, a “Dissolution Event”):

(i)         the adoption of a resolution by a majority vote of the Board of Directors approving the dissolution of the Company and the approval of such action by the affirmative vote of Members as provided in Section 19.2; or

(ii)        the Sale of all or substantially all of the assets of the Company; or

(iii)       the operations of the Company shall cease to constitute legal activities under the Act or any other applicable law; or

(iv)       any other event which causes the dissolution or winding-up of the Company under the Delaware Act to the extent not otherwise provided herein.

(b)       Winding-Up of the Company. Upon the occurrence of a Dissolution Event, the winding-up of the Company and the termination of its existence shall be accomplished as follows:

(i)         the Board of Directors shall proceed to wind up the affairs of the Company and all of the powers of the Board of Directors under this Agreement shall continue, including the powers to fulfill or discharge the Company’s contracts, collect its assets, sell, convey, assign, exchange, transfer or otherwise dispose of all or any part of the remaining property of the Company to one or more persons at public or private sale for consideration which may consist in whole or in part of cash, securities or other property of any kind, discharge or pay its liabilities and do all other acts appropriate to liquidate its business;

(ii)        in connection with the winding up of the affairs of the Company, the Board of Directors shall liquidate the assets as promptly as is consistent with obtaining current fair market value of such assets;

(iii)       after paying or adequately providing for the payment of all liabilities, and upon receipt of such releases, indemnities and agreements as they deem necessary for their protection, the Company may distribute the remaining assets of the Company among the Members, in accordance with Section 19.3(c) so that after payment in full or the setting apart for payment of such preferential amounts, to the extent that such distribution is consistent with the Act or any provision of this Agreement or other applicable law; and

(iv)       upon completion of the distribution of the Company property as provided in Section 19.3(a), the Board of Directors shall cause the filing of a certificate of cancellation with the Secretary of State of the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions in which the Company shall be qualified to transact business, and shall take such other actions as may be necessary to terminate the Company.

(c)       Application of Liquidation Proceeds Upon Dissolution. Following the occurrence of any Dissolution Event, the proceeds of liquidation and the other assets of the Company shall be applied as follows and in the following order of priority:

(i)         first, to the payment of creditors of the Company in order of priority as provided by law, except obligations to Members or their Affiliates;

(ii)        next, to the setting up of any reserve that the Board of Directors (or such other Person effecting the winding-up) shall determine is reasonably necessary for any contingent or unforeseen liability or obligation of the Company or the Members; such reserve may, in the sole and absolute discretion of the Board of Directors (or such other Person effecting the winding up) be paid over to an escrow agent selected by it to be held in escrow for the purpose of disbursing such reserve in payment of any of the aforementioned contingencies, and at the expiration of such period as the Board of Directors (or such other Person effecting the winding-up) may deem advisable, to distribute the balance thereafter remaining as provided in clauses (iii)-(v) of this Section 19.3(c).

(iii)       next, to the payment of all obligations to the Members in proportion to, and to the extent of advances made by, each Member pursuant to the provisions of this Agreement;

(iv)       next, to the payment of all reimbursements to which the Board of Directors or any of its Affiliates may be entitled pursuant to this Agreement; and

(v)        thereafter, to the Members, in proportion to, and to the extent of, the positive balances of their Capital Accounts.

ARTICLE XX

MISCELLANEOUS

Section 20.1 Covenant to Sign Documents. Each Member covenants, for himself or herself and his or her successors and assigns, to execute, with acknowledgment or verification, if required, any and all certificates, documents and other writings which may be necessary or expedient to form the Company and to achieve its purposes, including the Certificate and all amendments thereto, and all such filings, records or publications necessary or appropriate laws of any jurisdiction in which the Company shall conduct its business.

Section 20.2 Notices. Except as otherwise expressly provided for in this Agreement, all notices which any Member may desire or may be required to give any other Members shall be in writing and shall be deemed duly given when delivered personally or when deposited in the United States overnight mail, postage pre-paid.

Notices to Members shall be addressed to the Members at the last address shown on the Company records. Notices to the Directors or to the Company shall be delivered to the Company’s principal place of business, as set forth in Article V above or as hereafter charged as provided herein.

Section 20.3 Entire Agreement. This Agreement constitutes the entire Agreement between the parties and supersedes any and all prior agreements and representations, either oral or in writing, between the parties hereto with respect to the subject matter contained herein.

Section 20.4 Waiver. No waiver by any party hereto of any breach of, or default under, this Agreement by any other party shall be construed or deemed a waiver of any other breach of or default under this Agreement, and shall not preclude any party from exercising or asserting any rights under this Agreement with respect to any other.

Section 20.5 Severability. If any term, provision, covenant or condition of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 20.6 Application of Delaware Law. This Agreement and the application or interpretation thereof shall be governed, construed, and enforced exclusively by its terms and by the law of the State of Delaware applicable to contracts to be made and performed entirely in such state.

Section 20.7 Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement.

Section 20.8 Number and Gender. Whenever the singular number is used in this Agreement and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

Section 20.9 Counterparts. This Agreement may be executed in counterparts, any or all of which may be signed by a Director on behalf of the Members as their attorney-in-fact.

Section 20.10 Waiver of Action for Partition. Each of the parties hereto irrevocably waives during the term of the Company any right that it may have to maintain any action for partition with respect to any property of the Company or to cause the Company to be dissolved or liquidated.

Section 20.11 Assignability. Each and all of the covenants, terms, provisions and arguments herein contained shall be binding upon and inure to the benefit of the successors and assigns of the respective parties hereto, subject to the requirements of Article X and XI.

Section 20.12 No Third Party Beneficiaries. For the avoidance of doubt, except for the Indemnitees, there are no intended or unintended third party beneficiaries of this Agreement (it being understood that each Indemnitee is an express third party beneficiary with respect to the provisions of this Agreement applicable to them as if they were parties to this Agreement).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Third Amended and Restated Limited Liability Company Operating Agreement to be executed on this 28th day of February, 2017.

LEVINE LEICHTMAN STRATEGIC CAPITAL, LLC

By:	/s/ David I. Wolmer
Name: David I. Wolmer
Title: Authorized Person

CNL STRATEGIC CAPITAL MANAGEMENT, LLC

By:	/s/ Chirag J. Bhavsar
Name: Chirag J. Bhavsar
Title: Chief Executive Officer

MEMBER:

By:
Name:
Title:

[Signature Page to LLC Agreement]

SCHEDULE A

OFFICERS

Chief Executive Officer. The Chief Executive Officer shall have general responsibility for implementation of the policies of the Company, as determined by the Board of Directors, and for the management of the business and affairs of the Company. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

President. In the absence of a Chief Executive Officer, the President shall in general supervise and control all of the business and affairs of the Company. In the absence of a designation of a Chief Operating Officer by the Board of Directors, the President shall be the Chief Operating Officer. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by this Agreement to some other officer or agent of the Company or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

Chief Financial Officer. The Chief Financial Officer (or Treasurer, should there be one appointed) shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of business transactions of the Company, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital of the Company. The books of account shall at all reasonable times be open to inspection by any Director. The Chief Financial Officer or Treasurer shall deposit all monies and other valuables in the name and to the credit of the Company with such depositaries as may be designated by the Board of Directors. He or she shall disburse the funds of the Company as may be ordered by the Board of Directors, shall render to the Chief Executive Officer and the Board of Directors, whenever they request it, an account of all of his or her transactions as Chief Financial Officer or Treasurer and of the financial condition of the Company and shall have other powers and perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer or this Agreement.

Secretary. The Secretary shall keep or cause to be kept at the principal place of business of the Company or such other place as the Board of Directors may direct a book of minutes of all meetings and actions of Directors, committees or other delegates of Directors and Members with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Directors’ meetings or committee or other delegate meetings, the Percentage Interest present or represented at meetings of Members and the proceedings. The Secretary shall keep or cause to be kept at the principal place of business of the Company, a register or a duplicate register showing the names of all Members and their addresses, the number and classes of Percentage Interest held by each, the number and date of certificates issued for the same, if any, and the number and date of cancellation of every certificate surrendered for cancellation. The Secretary shall give or cause to be given notice of all meetings of the Members and of the Board of Directors (or committees or other delegates thereof) required to be given by this Agreement or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer or by this Agreement.

General Counsel. The General Counsel shall be responsible for handling on behalf of the Company all proceedings and matters of a legal nature. The General Counsel shall render advice and legal counsel to the Company, as necessary to the proper conduct of the business. The General Counsel shall have such other duties as may from time to time be prescribed by the Board of Directors, the Chief Executive Officer, or the President.